EXHIBIT 99.2
                                  ------------

            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY
        FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2003, CONFORMED TO REFLECT
                  THE COMPANY'S NEW BASIS OF SEGMENT REPORTING

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Constellation Brands, Inc.:

     We have audited the accompanying consolidated balance sheet of Constellation Brands, Inc. and subsidiaries as of February 28, 2003 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The February 28, 2002 and 2001 consolidated financial statements of Constellation Brands, Inc. and subsidiaries were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements, before the revisions described in Notes 1, 2 and 21 to the consolidated financial statements, in their report dated April 9, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Constellation Brands, Inc. and subsidiaries as of February 28, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed above, the accompanying consolidated balance sheet of Constellation Brands, Inc. and subsidiaries as of February 28, 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended February 28, 2002 and 2001 were audited by other auditors who have ceased operations. As described in Note 2, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of March 1, 2002. In our opinion these disclosures for 2002 and 2001 in Note 2 are appropriate. Additionally, as described in Note 2, the consolidated statements of income for the years ended February 28, 2002 and 2001 have been revised to reflect reclassifications of certain consumer and trade promotional expenses as required by Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (EITF 01-9), which was also adopted by the Company as of March 1, 2002; as described in Note 1, the proforma disclosures of net income and earnings per common share related to stock-based compensation for the years ended February 28, 2002 and 2001 have been adjusted from the amounts originally reported; and as described in Note 21, the Company changed the composition of its reportable segments, and the amounts in the 2002 and 2001 consolidated financial statements relating to reportable segments have been restated to conform to the current composition of reportable segments. We audited the adjustments that were applied to restate the 2002 and 2001 consolidated financial statements for the adoption of EITF 01-9, to restate the disclosure of amounts of pro forma net income and earnings per share related to stock-based compensation for the years ended February 28, 2002 and 2001 and to restate the disclosures for reportable segments reflected in the 2002 and 2001 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the February 28, 2002 and 2001 consolidated financial statements of Constellation Brands, Inc. and subsidiaries, other than with respect to such disclosures and adjustments; accordingly, we do not express an opinion or any other form of assurance on the February 28, 2002 and 2001 consolidated financial statements taken as a whole.

                                 /s/ KPMG LLP

April 9, 2003, except as to Notes 2 and 21, which are as of October 28, 2003 Rochester, New York

     THE FOLLOWING REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP. AS DESCRIBED IN
NOTE 2 TO THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS, THE COMPANY ADOPTED THE PROVISIONS OF EMERGING ISSUES TASK FORCE ISSUE NO. 01-9, ACCOUNTING FOR CONSIDERATION GIVEN BY A VENDOR TO A CUSTOMER, WHICH REQUIRES RECLASSIFICATION OF CERTAIN CONSUMER AND TRADE PROMOTIONAL EXPENSES IN CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED FEBRUARY 28, 2002 AND FEBRUARY 28, 2001. ALSO, IN THE YEAR ENDED FEBRUARY 28, 2003, THE COMPANY ADOPTED STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 142, GOODWILL AND OTHER INTANGIBLE ASSETS (SFAS NO. 142). INCLUDED IN NOTE 2 ARE TRANSITIONAL DISCLOSURES FOR FISCAL 2002 AND FISCAL 2001 THAT ARE REQUIRED BY SFAS NO. 142. ALSO, THE COMPANY ADJUSTED THE PROFORMA DISCLOSURE OF NET INCOME AND EARNINGS PER COMMON SHARE RELATED TO STOCK-BASED COMPENSATION FOR THE YEARS ENDED FEBRUARY 28, 2002 AND FEBRUARY 28, 2001, INCLUDED IN NOTE 1, FROM THE AMOUNTS ORIGINALLY REPORTED. LASTLY, THE COMPANY CHANGED THE STRUCTURE OF ITS INTERNAL ORGANIZATION EFFECTIVE MARCH 1, 2003. IN CONNECTION WITH THE COMPANY'S FILING OF ITS CURRENT REPORT ON FORM 8-K DATED NOVEMBER 24, 2003, THE COMPANY ADJUSTED THE SEGMENT DISCLOSURE INCLUDED IN NOTE 21 FOR THE YEARS ENDED FEBRUARY 28, 2002 AND FEBRUARY 28, 2001, FROM THE AMOUNTS ORIGINALLY REPORTED. THE ARTHUR ANDERSEN LLP REPORT DOES NOT EXTEND TO THESE CHANGES IN THE 2002 AND 2001 CONSOLIDATED FINANCIAL STATEMENTS. THE TRANSITIONAL DISCLOSURES IN AND THE ADJUSTMENTS TO THE FISCAL 2002 AND FISCAL 2001 CONSOLIDATED FINANCIAL STATEMENTS WERE REPORTED ON BY KPMG LLP AS STATED IN THEIR REPORT APPEARING HEREIN.


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Constellation Brands, Inc.:


We have audited the accompanying consolidated balance sheets of Constellation Brands, Inc. (a Delaware corporation) and subsidiaries as of February 28, 2002 and February 28, 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Constellation Brands, Inc. and subsidiaries as of February 28, 2002 and February 28, 2001, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 2002 in conformity with accounting principles generally accepted in the United States.

                                       /s/ Arthur Andersen LLP


Rochester, New York
April 9, 2002

                      CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share and per share data)

                                                          February 28,      February 28,
                                                              2003              2002
                                                          ------------      ------------
                ASSETS
                ------
CURRENT ASSETS:
  Cash and cash investments                               $     13,810      $      8,961
  Accounts receivable, net                                     399,095           383,922
  Inventories, net                                             819,912           777,586
  Prepaid expenses and other                                    97,284            60,779
                                                          ------------      ------------
    Total current assets                                     1,330,101         1,231,248
PROPERTY, PLANT AND EQUIPMENT, net                             602,469           578,764
GOODWILL                                                       722,223           668,083
INTANGIBLE ASSETS, net                                         382,428           425,987
OTHER ASSETS                                                   159,109           165,303
                                                          ------------      ------------
  Total assets                                            $  3,196,330      $  3,069,385
                                                          ============      ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
CURRENT LIABILITIES:
  Notes payable to banks                                  $      2,623      $     54,775
  Current maturities of long-term debt                          71,264            81,609
  Accounts payable                                             171,073           153,433
  Accrued excise taxes                                          36,421            60,238
  Other accrued expenses and liabilities                       303,827           245,155
                                                          ------------      ------------
    Total current liabilities                                  585,208           595,210
                                                          ------------      ------------
LONG-TERM DEBT, less current maturities                      1,191,631         1,293,183
                                                          ------------      ------------
DEFERRED INCOME TAXES                                          145,239           163,146
                                                          ------------      ------------
OTHER LIABILITIES                                               99,268            62,110
                                                          ------------      ------------
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.01 par value-
    Authorized, 1,000,000 shares;
    Issued, none at February 28, 2003,
    and February 28, 2002                                         -                 -
  Class A Common Stock, $.01 par value-
    Authorized, 275,000,000 shares;
    Issued, 81,435,135 shares at
    February 28, 2003, and 79,309,174 shares
    at February 28, 2002                                           814               793
  Class B Convertible Common Stock,
    $.01 par value-
    Authorized, 30,000,000 shares;
    Issued, 14,578,490 shares at
    February 28, 2003, and 14,608,390 shares
    at February 28, 2002                                           146               146
  Additional paid-in capital                                   469,724           431,216
  Retained earnings                                            795,525           592,219
  Accumulated other comprehensive loss                         (59,257)          (35,222)
                                                          ------------      ------------
                                                             1,206,952           989,152
                                                          ------------      ------------
  Less - Treasury stock-
  Class A Common Stock, 2,749,384 shares at
    February 28, 2003, and 2,895,526 shares at
    February 28, 2002, at cost                                 (29,610)          (31,159)
  Class B Convertible Common Stock, 2,502,900 shares
    at February 28, 2003, and February 28, 2002, at cost        (2,207)           (2,207)
                                                          ------------      ------------
                                                               (31,817)          (33,366)
                                                          ------------      ------------
  Less - Unearned compensation - restricted stock awards          (151)              (50)
                                                          ------------      ------------
    Total stockholders' equity                               1,174,984           955,736
                                                          ------------      ------------
  Total liabilities and stockholders' equity              $  3,196,330      $  3,069,385
                                                          ============      ============

               The accompanying notes to consolidated financial statements are an integral part of these statements.


                         CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF INCOME
                            (in thousands, except per share data)

                                                                 For the Years Ended
                                                    ----------------------------------------------
                                                     February 28,    February 28,    February 28,
                                                         2003            2002            2001
                                                    --------------  --------------  --------------


GROSS SALES                                         $    3,583,082  $    3,420,213  $    2,983,629
  Less - Excise taxes                                     (851,470)       (813,455)       (757,609)
                                                    --------------  --------------  --------------
    Net sales                                            2,731,612       2,606,758       2,226,020
COST OF PRODUCT SOLD                                    (1,970,897)     (1,911,598)     (1,647,081)
                                                    --------------  --------------  --------------
    Gross profit                                           760,715         695,160         578,939
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              (350,993)       (352,679)       (308,071)
RESTRUCTURING CHARGES                                       (4,764)           -               -
                                                    --------------  --------------  --------------
    Operating income                                       404,958         342,481         270,868
GAIN ON CHANGE IN FAIR VALUE OF
  DERIVATIVE INSTRUMENTS                                    23,129            -               -
EQUITY IN EARNINGS OF JOINT VENTURE                         12,236           1,667            -
INTEREST EXPENSE, net                                     (105,387)       (114,189)       (108,631)
                                                    --------------  --------------  --------------
    Income before income taxes                             334,936         229,959         162,237
PROVISION FOR INCOME TAXES                                (131,630)        (91,984)        (64,895)
                                                    --------------  --------------  --------------
    Income before extraordinary item                       203,306         137,975          97,342
EXTRAORDINARY ITEM, net of income taxes                       -             (1,554)           -
                                                    --------------  --------------  --------------
NET INCOME                                          $      203,306  $      136,421  $       97,342
                                                    ==============  ==============  ==============


SHARE DATA:
Earnings per common share:
  Basic:
  Income before extraordinary item                  $         2.26  $         1.62  $         1.33
  Extraordinary item, net of income taxes                     -              (0.02)           -
                                                    --------------  --------------  --------------
  Earnings per common share - basic                 $         2.26  $         1.60  $         1.33
                                                    ==============  ==============  ==============

  Diluted:
  Income before extraordinary item                  $         2.19  $         1.57  $         1.30
  Extraordinary item, net of income taxes                     -              (0.02)           -
                                                    --------------  --------------  --------------
  Earnings per common share - diluted               $         2.19  $         1.55  $         1.30
                                                    ==============  ==============  ==============

Weighted average common shares outstanding:
  Basic                                                     89,856          85,505          73,446
  Diluted                                                   92,746          87,825          74,751


SUPPLEMENTAL DATA RESTATED FOR
  EFFECT OF SFAS NO. 142:
    Adjusted operating income                       $      404,958  $      369,780  $      290,372
                                                    ==============  ==============  ==============
    Adjusted income before extraordinary item       $      203,306  $      156,921  $      111,635
                                                    ==============  ==============  ==============
    Adjusted net income                             $      203,306  $      155,367  $      111,635
                                                    ==============  ==============  ==============

    Adjusted earnings per common share:
      Basic:
        Income before extraordinary item            $         2.26  $         1.84  $         1.52
                                                    ==============  ==============  ==============
        Earnings per common share - basic           $         2.26  $         1.82  $         1.52
                                                    ==============  ==============  ==============
      Diluted:
        Income before extraordinary item            $         2.19  $         1.79  $         1.49
                                                    ==============  ==============  ==============
        Earnings per common share - diluted         $         2.19  $         1.77  $         1.49
                                                    ==============  ==============  ==============

                      The accompanying notes to consolidated financial statements are an integral part of these statements.


                                          CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                              (in thousands, except share data)

                                                                               Accumulated
                                       Common Stock    Additional                Other
                                     ----------------    Paid-in    Retained  Comprehensive  Treasury     Unearned
                                     Class A  Class B    Capital    Earnings      Loss         Stock    Compensation    Total
                                     -------  -------  ----------  ---------  -------------  ---------  ------------  ----------


BALANCE, February 29, 2000           $   728  $   150  $  247,291  $ 358,456  $      (4,149) $ (81,636) $       -     $  520,840
Comprehensive income:
  Net income for Fiscal 2001            -        -           -        97,342           -          -             -         97,342
  Foreign currency translation
    adjustments                         -        -           -          -           (21,855)      -             -        (21,855)
                                                                                                                      ----------
Comprehensive income                                                                                                      75,487
Conversion of 177,052 Class B
  Convertible Common shares to
  Class A Common shares                    2       (2)       -          -              -          -             -           -
Exercise of 1,859,136 Class A
  stock options                           19     -         13,811       -              -          -             -         13,830
Employee stock purchases of 147,776
  treasury shares                       -        -          1,389       -              -           158          -          1,547
Acceleration of 63,500 Class A
  stock options                         -        -            179       -              -          -             -            179
Issuance of 15,100 restricted
  Class A Common shares                 -        -            201       -              -          -             (201)       -
Amortization of unearned restricted
  stock compensation                    -        -           -          -              -          -               50          50
Tax benefit on Class A stock
  options exercised                     -        -          4,256       -              -          -             -          4,256
Tax benefit on disposition of
  employee stock purchases              -        -             28       -              -          -             -             28
Other                                   -        -             51       -              -          -             -             51
                                     -------  -------  ----------  ---------  -------------  ---------  ------------  ----------

BALANCE, February 28, 2001               749      148     267,206    455,798        (26,004)   (81,478)         (151)    616,268
Comprehensive income:
  Net income for Fiscal 2002            -        -           -       136,421           -          -             -        136,421
  Other comprehensive (loss) income,
    net of tax:
      Foreign currency translation
        adjustments                     -        -           -          -            (9,239)      -             -         (9,239)
      Unrealized gain on cash
        flow hedges:
          Net derivative gains, net
            of tax effect of $105       -        -           -          -               212       -             -            212
          Reclassification
            adjustments, net of tax
            effect of $92               -        -           -          -              (191)      -             -           (191)
                                                                                                                      ----------
      Unrealized gain on cash
        flow hedges                                                                                                           21
                                                                                                                      ----------
  Other comprehensive loss,
    net of tax                                                                                                            (9,218)
                                                                                                                      ----------
Comprehensive income                                                                                                     127,203
Conversion of 196,798 Class B
  Convertible Common shares to
  Class A Common shares                    2       (2)       -          -              -          -             -           -
Exercise of 4,234,440 Class A
  stock options                           42     -         45,602       -              -          -             -         45,644
Employee stock purchases of 120,674
  treasury shares                       -        -            639       -              -         1,347          -          1,986
Amortization of unearned restricted
  stock compensation                    -        -           -          -              -          -              101         101
Issuance of 9,385,000 treasury
  shares, net of fees                   -        -        104,714       -              -        46,765          -        151,479
Tax benefit on Class A
  stock options exercised               -        -         12,836       -              -          -             -         12,836
Tax benefit on disposition of
  employee stock purchases              -        -             65       -              -          -             -             65
Other                                   -        -            154       -              -          -             -            154
                                     -------  -------  ----------  ---------  -------------  ---------  ------------  ----------

BALANCE, February 28, 2002               793      146     431,216    592,219        (35,222)   (33,366)          (50)    955,736
Comprehensive income:
  Net income for Fiscal 2003            -        -           -       203,306           -          -             -        203,306
  Other comprehensive (loss) income,
    net of tax:
      Foreign currency translation
        adjustments                     -        -           -          -            18,521       -             -         18,521
      Reclassification adjustments
        for net derivative gains,
        net of tax effect of $13        -        -           -          -               (21)      -             -            (21)
      Minimum pension liability
        adjustment, net of tax
        effect of $18,681               -        -           -          -           (42,535)      -             -        (42,535)
                                                                                                                      ----------
  Other comprehensive loss,
    net of tax                                                                                                           (24,035)
                                                                                                                      ----------
Comprehensive income                                                                                                     179,271
Conversion of 29,900 Class B
  Convertible Common shares to
  Class A Common shares                 -        -           -          -              -          -             -           -
Exercise of 2,096,061 Class A
  stock options                           21     -         28,148       -              -          -             -         28,169
Employee stock purchases of 139,062
  treasury shares                       -        -          1,410       -              -         1,475          -          2,885
Issuance of 7,080 restricted
  Class A Common shares                 -        -            127       -              -            74          (201)       -
Amortization of unearned restricted
  stock compensation                    -        -           -          -              -          -              100         100
Tax benefit on Class A
  stock options exercised               -        -          8,440       -              -          -             -          8,440
Tax benefit on disposition of
  employee stock purchases              -        -             74       -              -          -             -             74
Other                                   -        -            309       -              -          -             -            309
                                     -------  -------  ----------  ---------  -------------  ---------  ------------  ----------

BALANCE, February 28, 2003           $   814  $   146  $  469,724  $ 795,525  $     (59,257) $ (31,817) $       (151) $1,174,984
                                     =======  =======  ==========  =========  =============  =========  ============  ==========

             The accompanying notes to consolidated financial statements are an integral part of these statements.


                                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (in thousands)

                                                                             For the Years Ended
                                                                  ------------------------------------------
                                                                  February 28,   February 28,   February 28,
                                                                      2003           2002           2001
                                                                  ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      $    203,306   $    136,421   $     97,342

  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation of property, plant and equipment                     54,147         51,873         44,613
      Deferred tax provision                                            21,050          3,675          6,677
      Loss on sale of assets and restructuring charges                   7,263            324          2,356
      Amortization of goodwill and intangible assets                     5,942         33,531         25,770
      Stock-based compensation expense                                     100            101            280
      Amortization of discount on long-term debt                            60            516            503
      Extraordinary item, net of income taxes                             -             1,554           -
      Gain on change in fair value of derivative instrument            (23,129)          -              -
      Equity in earnings of joint venture                              (12,236)        (1,667)          -
      Change in operating assets and liabilities, net of
        effects from purchases of businesses:
          Accounts receivable, net                                       6,164        (44,804)       (27,375)
          Inventories, net                                             (40,676)       (19,130)       (57,126)
          Prepaid expenses and other current assets                    (11,612)           566         (6,443)
          Accounts payable                                              10,135         19,069        (11,354)
          Accrued excise taxes                                         (25,029)         4,502         26,519
          Other accrued expenses and liabilities                        42,882         30,996          4,333
          Other assets and liabilities, net                             (2,314)        (4,228)        (2,320)
                                                                  ------------   ------------   ------------
            Total adjustments                                           32,747         76,878          6,433
                                                                  ------------   ------------   ------------
            Net cash provided by operating activities                  236,053        213,299        103,775
                                                                  ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                           (71,575)       (71,148)       (68,217)
  Payment of accrued earn-out amount                                    (1,674)          -              -
  Proceeds from sale of assets                                           1,288         35,815          2,009
  Purchases of businesses, net of cash acquired                           -          (472,832)        (4,459)
  Investment in joint venture                                             -           (77,282)          -
                                                                  ------------   ------------   ------------
            Net cash used in investing activities                      (71,961)      (585,447)       (70,667)
                                                                  ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments of long-term debt                                (151,134)      (260,982)      (221,908)
  Net (repayment of) proceeds from notes payable                       (51,921)        51,403        (23,615)
  Payment of issuance costs of long-term debt                              (20)        (4,537)        (5,794)
  Exercise of employee stock options                                    28,706         45,027         13,806
  Proceeds from issuance of long-term debt                              10,000        252,539        319,400
  Proceeds from employee stock purchases                                 2,885          1,986          1,547
  Proceeds from equity offerings, net of fees                             -           151,479           -
                                                                  ------------   ------------   ------------
            Net cash (used in) provided by financing activities       (161,484)       236,915         83,436
                                                                  ------------   ------------   ------------

Effect of exchange rate changes on cash and cash investments             2,241         (1,478)        (5,180)
                                                                  ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH INVESTMENTS                     4,849       (136,711)       111,364
CASH AND CASH INVESTMENTS, beginning of year                             8,961        145,672         34,308
                                                                  ------------   ------------   ------------
CASH AND CASH INVESTMENTS, end of year                            $     13,810   $      8,961   $    145,672
                                                                  ============   ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                      $    103,161   $    122,121   $    105,644
                                                                  ============   ============   ============
    Income taxes                                                  $     67,187   $     75,054   $     54,427
                                                                  ============   ============   ============

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
    Fair value of assets acquired, including cash acquired        $       -      $    617,487   $     15,115
    Liabilities assumed                                                   -          (138,913)       (10,656)
                                                                  ------------   ------------   ------------
    Cash paid                                                             -           478,574          4,459
    Less - cash acquired                                                  -            (5,742)          -
                                                                  ------------   ------------   ------------
    Net cash paid for purchases of businesses                     $       -      $    472,832   $      4,459
                                                                  ============   ============   ============

    Property, plant and equipment contributed to joint venture    $       -      $     30,020   $       -
                                                                  ============   ============   ============


    The accompanying notes to consolidated financial statements are an integral part of these statements.

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                FEBRUARY 28, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     DESCRIPTION OF BUSINESS -
     Constellation Brands, Inc. and its subsidiaries (the "Company") operate primarily in the beverage alcohol industry. The Company is a leading producer and marketer of beverage alcohol brands, with a broad portfolio of wine, spirits and imported beer. The Company is the largest single-source supplier of these products in the United States ("U.S."), and both a major producer and independent drinks wholesaler in the United Kingdom ("U.K."). In North America, the Company distributes its products through wholesale distributors. In the U.K., the Company distributes its products directly to off-premise accounts, such as major retail chains, and to other wholesalers. Through the Company's U.K. wholesale business, the Company distributes its branded products and those of other major drinks companies to on-premise accounts: pubs, clubs, hotels and restaurants.

     PRINCIPLES OF CONSOLIDATION -
     The consolidated financial statements of the Company include the accounts of Constellation Brands, Inc. and all of its subsidiaries. All intercompany accounts and transactions have been eliminated.

     MANAGEMENT'S USE OF ESTIMATES -
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION -
     Sales are recognized when title passes to the customer, which is generally when the product is shipped. Amounts billed to customers for shipping and handling are classified as gross sales. Gross sales reflect reductions attributable to consideration given to customers in various customer incentive programs, including pricing discounts on single transactions, volume discounts, promotional and advertising allowances, coupons, and rebates.

     FOREIGN CURRENCY TRANSLATION -
     The "functional currency" for translating the accounts of the Company's operations outside the U.S. is the local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income/loss ("AOCI"). Gains or losses resulting from foreign currency transactions are included in selling, general and administrative expenses.

     CASH INVESTMENTS -
     Cash investments consist of highly liquid investments with an original maturity when purchased of three months or less and are stated at cost, which approximates market value. The amounts at February 28, 2003, and February 28, 2002, are not significant.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS -
     The Company records an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The majority of the accounts receivable balance is generated from sales to independent distributors with whom the Company has a predetermined collection date arranged through electronic funds transfer. The allowance for doubtful accounts was $13.8 million and $10.4 million as of February 28, 2003, and February 28, 2002, respectively. In Fiscal 2003, the allowance for doubtful accounts was increased by $6.1 million for provisions and decreased by $2.7 million primarily for write-offs of uncollectible accounts.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -
     To meet the reporting requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," the Company calculates the fair value of financial instruments using quoted market prices whenever available. When quoted market prices are not available, the Company uses standard pricing models for various types of financial instruments (such as forwards, options, swaps, etc.) which take into account the present value of estimated future cash flows.

     The carrying amount and estimated fair value of the Company's financial instruments are summarized as follows:


                                             February 28, 2003             February 28, 2002
                                         -------------------------    --------------------------
                                           Carrying       Fair          Carrying        Fair
                                            Amount        Value          Amount         Value
                                         -----------   -----------    -----------    -----------
(in thousands)
Assets:
-------
Cash and cash investments                $    13,810   $    13,810    $     8,961    $     8,961
Accounts receivable                      $   399,095   $   399,095    $   383,922    $   383,922
Currency forward contracts               $    35,132   $    35,132    $         6    $         6

Liabilities:
------------
Notes payable to banks                   $     2,623   $     2,623    $    54,775    $    54,775
Accounts payable                         $   171,073   $   171,073    $   153,433    $   153,433
Long-term debt, including
  current portion                        $ 1,262,895   $ 1,400,794    $ 1,374,792    $ 1,407,374
Currency forward contracts               $      -      $      -       $       105    $       105

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     CASH AND CASH INVESTMENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: The carrying amounts approximate fair value due to the short maturity of these instruments.
     NOTES PAYABLE TO BANKS: These instruments are variable interest rate bearing notes for which the carrying value approximates the fair value.
     LONG-TERM DEBT: The senior credit facility is subject to variable interest rates which are frequently reset; accordingly, the carrying value of this debt approximates its fair value. The fair value of the remaining long-term debt, which is all fixed rate, is estimated by discounting cash flows using interest rates currently available for debt with similar terms and maturities.
     CURRENCY FORWARD CONTRACTS: The fair value of currency forward contracts is estimated based on quoted market prices.

     DERIVATIVE INSTRUMENTS -
     From time to time, the Company enters into interest rate futures and a variety of currency forward contracts in the management of interest rate risk and foreign currency transaction exposure. The Company has limited involvement with derivative instruments and does not use them for trading purposes. The Company uses derivatives solely to reduce the financial impact of the related risks. Effective March 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities", as amended, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that the Company recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The cash flows from derivative instruments accounted for as hedges are classified in the same category as the items being hedged. The adoption of SFAS No. 133 did not have a material impact on the Company's consolidated financial position, results of operations, or cash flows.

     The  use  of  derivative  instruments  exposes  the Company to credit risk.
However, the Company mitigates the credit risk associated with the non-performance of counterparties by using major financial institutions with high credit ratings.

     The Company uses foreign currency exchange agreements to reduce the risk of foreign currency exchange rate fluctuations resulting primarily from contracts to purchase inventory items that are denominated in various foreign currencies. In the past, certain of these derivative contracts have been designated to hedge the exposure to variable cash flows of a forecasted transaction and have been classified as cash flow hedges. As such, the effective portion of the change in the fair value of the derivatives has been recorded each period in the balance sheet in AOCI, and has been reclassified into the statement of income, primarily as a component of cost of product sold, in the same period during which the hedged transaction affects earnings. The currency forward exchange contracts used generally have maturity terms of twelve months or less. If the Company determines that the hedging relationship no longer qualifies as an effective cash flow hedge, then the derivative will continue to be carried on the balance sheet at its fair value, with changes in fair value recorded in earnings. If hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, then the derivative will continue to be recorded on the balance sheet at its fair value, changes in the fair value will be recorded in earnings, and any amounts previously recorded in AOCI will immediately be recorded in earnings. As of February 28, 2003, the entire balance in AOCI related to cash flow hedges has been reclassified to the statement of income.

     The Company also uses foreign currency exchange agreements to reduce the risk of foreign currency exchange rate fluctuations resulting primarily from recorded accounts payable denominated in various foreign currencies. As these derivative contracts have not been designated as hedging instruments, the resulting gains or losses from changes in the fair value of these agreements which are not significant, are recognized in earnings.

     In connection with the Hardy Acquisition (as defined in Note 23), the Company entered into a foreign currency collar contract in February 2003 to lock in a range for the cost of the acquisition in U.S. dollars. As of February 28, 2003, this derivative instrument had a fair value of $23.1 million. Under SFAS No. 133, a transaction that involves a business combination is not eligible for hedge accounting treatment. As such, this derivative was recorded on the balance sheet at its fair value with the change in the fair value recognized separately on the Company's Consolidated Statements of Income.

     The Company has exposure to foreign currency risk as a result of having international subsidiaries, primarily in the U.K. The Company uses British pound sterling borrowings to hedge a portion of its exposure to adverse changes in foreign currency exchange rates related to its investments in these U.K. subsidiaries. Such borrowings are designated as a hedge of the foreign currency exposure of the net investment in these foreign operations. Accordingly, foreign currency gain or loss on this instrument is reported in AOCI as part of the foreign currency translation adjustments. For years ended February 28, 2003, February 28, 2002, and February 28, 2001, net (losses) gains of ($29.5) million, $5.4 million and $20.0 million, respectively, are included in foreign currency translation adjustments within AOCI.

     INVENTORIES -
     Inventories are stated at the lower of cost (computed in accordance with the first-in, first-out method) or market. Elements of cost include materials, labor and overhead and are classified as follows:


                             February 28,   February 28,
                                 2003           2002
                             ------------   ------------
(in thousands)
Raw materials and supplies   $     26,472   $     34,126
In-process inventories            534,073        524,373
Finished case goods               259,367        219,087
                             ------------   ------------
                             $    819,912   $    777,586
                             ============   ============

     A substantial portion of barreled whiskey and brandy will not be sold within one year because of the duration of the aging process. All barreled whiskey and brandy are classified as in-process inventories and are included in current assets, in accordance with industry practice. Bulk wine inventories are also included as in-process inventories within current assets, in accordance with the general practices of the wine industry, although a portion of such inventories may be aged for periods greater than one year. Warehousing, insurance, ad valorem taxes and other carrying charges applicable to barreled whiskey and brandy held for aging are included in inventory costs.

     The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company's forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of goods sold. If the future demand for the Company's products is less favorable than the Company's forecasts, then the value of the inventories may be required to be reduced, which would result in additional expense to the Company and affect its results of operations.

     PROPERTY, PLANT AND EQUIPMENT -
     Property, plant and equipment is stated at cost. Major additions and betterments are charged to property accounts, while maintenance and repairs are charged to operations as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income.

     DEPRECIATION -
     Depreciation is computed primarily using the straight-line method over the following estimated useful lives:


                                 Depreciable Life in Years
                                 -------------------------
Land improvements                           15
Vineyards                                   26
Buildings and improvements               10 to 33
Machinery and equipment                   3 to 15
Motor vehicles                            3 to 7

     GOODWILL AND OTHER INTANGIBLE ASSETS  -
     Effective March 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes Accounting Principles Board Opinion No. 17, "Intangible Assets." Under SFAS No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Additionally, in the year of adoption, a transitional impairment test is also required. The Company uses December 31 as its annual impairment test measurement date. Intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives and are also subject to review for impairment. Upon adoption of SFAS No. 142, the Company determined that certain of its intangible assets met the criteria to be considered indefinite lived and, accordingly, ceased their amortization effective March 1, 2002. These intangible assets consisted principally of trademarks. The Company's trademarks relate to well established brands owned by the Company which were previously amortized over 40 years. Intangible assets determined to have a finite life, primarily distribution agreements, continue to be amortized over their estimated useful lives which did not require modification as a result of adopting SFAS No. 142. Nonamortizable intangible assets are tested for impairment in accordance with the provisions of SFAS No. 142 and amortizable intangible assets are tested for impairment in accordance with the provisions of SFAS No. 144 (as defined below). Note 5 provides a summary of intangible assets segregated between amortizable and nonamortizable amounts.

     The  Company  has  completed  its  impairment  testing  for  goodwill   and
nonamortizable intangible assets pursuant to the requirements of SFAS No. 142. No instances of impairment were noted as a result of these processes.

     OTHER ASSETS -
     Other assets, include an investment in joint venture which is carried under the equity method of accounting (see Note 7) and deferred financing costs which are stated at cost, net of accumulative amortization, and are amortized on an effective interest basis over the term of the related debt.

     LONG-LIVED ASSETS IMPAIRMENT -
     Effective March 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). In accordance with SFAS No. 144, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of would be reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated.

     Pursuant to this policy, during the fourth quarter of Fiscal 2003, the Company recorded an asset impairment charge of $4.8 million in connection with two of its production facilities within the Constellation Wines segment. One of the facilities, which is to be held and used for a short period prior to its planned closing in fiscal 2004, has been written down to its appraised value and comprised most of the impairment charge. The other facility, which is held for sale in fiscal 2004, was written down to a value based on the Company's estimate of salvage value. This impairment charge is included in restructuring charges on the Company's Consolidated Statements of Income since it is part of a realignment of its business operations that is expected to be completed in fiscal 2004. The impaired assets consist primarily of buildings, machinery and equipment located at the two production facilities. The charge resulted from the determination that the assets' undiscounted future cash flows were less than their carrying values. The Company recorded an asset impairment charge of $1.4 million in Fiscal 2002 in connection with the sale of the Stevens Point Brewery in March 2002. This charge has been included in selling, general and administrative expenses. The Company did not record any asset impairment charge in Fiscal 2001.

     ADVERTISING COSTS -
     The Company expenses advertising costs as incurred, shown or distributed. Prepaid advertising costs at February 28, 2003, and February 28, 2002, were not material. Advertising expense for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, was $89.6 million, $87.0 million and $85.9 million, respectively.

     INCOME TAXES -
     The Company uses the asset and liability method of accounting for income taxes. This method accounts for deferred income taxes by applying statutory rates in effect at the balance sheet date to the difference between the financial reporting and tax bases of assets and liabilities.

     ENVIRONMENTAL -
     Environmental expenditures that relate to current operations or to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities for environment risks or components thereof are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of a feasibility study or the Company's commitment to a formal plan of action. Liabilities for environmental costs were not material at February 28, 2003, and February 28, 2002.

     EARNINGS PER COMMON SHARE -
     Basic earnings per common share excludes the effect of common stock equivalents and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period for Class A Common Stock and Class B Convertible Common Stock. Diluted earnings per common share reflects the potential dilution that could result if securities or other contracts to issue common stock were exercised or converted into common stock. Diluted earnings per common share assumes the exercise of stock options using the treasury stock method and assumes the conversion of convertible securities, if any, using the "if converted" method.

     STOCK-BASED EMPLOYEE COMPENSATION PLANS -
     As of February 28, 2003, the Company has four stock-based employee compensation plans, which are described more fully in Note 15. The Company applies the intrinsic value method described in Accounting Principles Board
Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," and related interpretations in accounting for these plans. In accordance with APB No. 25, the compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. The Company utilizes the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," as amended. Options granted under the Company's plans have an exercise price equal to the market value of the underlying common stock on the date of grant; therefore, no incremental compensation expense has been recognized for grants made to employees under the Company's stock option plans. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.


                                                 For the Years Ended February 28,
                                              --------------------------------------
                                                 2003          2002          2001
                                              ----------    ----------    ----------
Net income, as reported                       $  203,306    $  136,421    $   97,342
Deduct: Total stock-based employee
  compensation expense determined
  under fair value based method for
  all awards, net of related tax effects         (13,447)      (25,456)      (12,913)
                                              ----------    ----------    ----------
Pro forma net income                          $  189,859    $  110,965    $   84,429
                                              ==========    ==========    ==========

Earnings per common share:
  Basic-as reported                           $     2.26    $     1.60    $     1.33
  Basic-pro forma                             $     2.11    $     1.30    $     1.15

  Diluted-as reported                         $     2.19    $     1.55    $     1.30
  Diluted-pro forma                           $     2.03    $     1.25    $     1.13

     Pro forma net income for the years ended February 28, 2002, and February 28, 2001, has been adjusted from the amounts previously reported to properly reflect the increased expense, net of income tax benefits, primarily attributable to the accelerated vesting of certain options during those years. The accelerated vesting was attributable to the attainment of preexisting performance rights set forth in the stock option grants. The impact of the accelerated vesting was not reflected in the Fiscal 2002 and Fiscal 2001 amounts originally reported. The pro forma net income amounts reflected above for Fiscal 2002 and Fiscal 2001 have been reduced by $12.9 million and $2.4 million, respectively, for this matter. Basic pro forma earnings per common share have been reduced by $0.15 and $0.03 in Fiscal 2002 and Fiscal 2001, respectively. Diluted pro forma earnings per common share have been reduced by $0.16 and $0.03 for these periods.

     OTHER -
     Certain February 28, 2002, balances have been reclassified to conform to current year presentation.

2.   ACCOUNTING CHANGES:

     Effective March 1, 2002, the Company completed its adoption of Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations," resulting in a reclassification of $46.8 million of previously identified separable intangible assets to goodwill and an elimination of $16.6 million of deferred tax liabilities previously associated with those intangible assets with a corresponding deduction from goodwill. The reclassified assets, from a 1993 acquisition, relate to non-specific customer relationships that were neither contractual nor separable. The adoption of SFAS No. 141 did not have any other material impact on the Company's financial statements.

     As discussed in Note 1, effective March 1, 2002, the Company adopted SFAS No. 142. The following table presents earnings and earnings per share information for the comparative periods as if SFAS No. 141 and the nonamortization provisions of SFAS No. 142 had been applied beginning March 1, 2000:

                                             For the Years Ended February 28,
                                           ------------------------------------
                                              2003         2002         2001
                                           ----------   ----------   ----------
(in thousands, except per share data)
Reported net income                        $  203,306   $  136,421   $   97,342
Add back: amortization of goodwill               -          16,114       11,282
Add back: amortization of intangibles
  reclassified to goodwill                       -           2,147        2,174
Add back: amortization of indefinite
  lived intangible assets                        -           9,038        6,048
Less: income tax effect                          -          (8,353)      (5,211)
                                           ----------   ----------   ----------
Adjusted net income                        $  203,306   $  155,367   $  111,635
                                           ==========   ==========   ==========

BASIC EARNINGS PER COMMON SHARE:
Reported net income                        $     2.26   $     1.60   $     1.33
Add back: amortization of goodwill               -            0.19         0.15
Add back: amortization of intangibles
  reclassified to goodwill                       -            0.02         0.03
Add back: amortization of indefinite
  lived intangible assets                        -            0.11         0.08
Less: income tax effect                          -           (0.10)       (0.07)
                                           ----------   ----------   ----------
Adjusted net income                        $     2.26   $     1.82   $     1.52
                                           ==========   ==========   ==========

DILUTED EARNINGS PER COMMON SHARE:
Reported net income                        $     2.19   $     1.55   $     1.30
Add back: amortization of goodwill               -            0.18         0.15
Add back: amortization of intangibles
  reclassified to goodwill                       -            0.03         0.03
Add back: amortization of indefinite
  lived intangible assets                        -            0.10         0.08
Less: income tax effect                          -           (0.09)       (0.07)
                                           ----------   ----------   ----------
Adjusted net income                        $     2.19   $     1.77   $     1.49
                                           ==========   ==========   ==========

     The changes in the carrying amount of goodwill for the year ended February 28, 2003, are as follows:


                                                         Constellation
                                       Constellation       Beers and
                                           Wines            Spirits        Consolidated
                                       -------------     -------------     -------------
(in thousands)
Balance, February 28, 2002             $     562,403     $     105,680     $     668,083
Impact of Adopting SFAS No. 141:
  Intangible assets reclassified to
    goodwill at March 1, 2002                  6,765            40,030            46,795
  Elimination of deferred tax
    liabilities                               (2,030)          (14,611)          (16,641)
Purchase accounting allocations                4,300              -                4,300
Foreign currency translation
  adjustments                                 16,191               860            17,051
Purchase price earn-out                        2,635              -                2,635
                                       -------------     -------------     -------------
Balance, February 28, 2003             $     590,264     $     131,959     $     722,223
                                       =============     =============     =============

     Also, effective March 1, 2002, the Company adopted EITF Issue No. 01-09 ("EITF No. 01-09"), "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)," which codified various issues related to certain promotional payments under EITF Issue No. 00-14, "Accounting for Certain Sales Incentives," EITF Issue No. 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future," and EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products." EITF No. 01-09 addresses the recognition, measurement and income statement classification of consideration given by a vendor to a customer (including both a reseller of the vendor's products and an entity that purchases the vendor's products from a reseller). EITF No. 01-09, among other things, requires that certain consideration given by a vendor to a customer be characterized as a reduction of revenue when recognized in the vendor's income statement. The Company previously reported such costs as selling, general and administrative expenses. As a result of adopting EITF No. 01-09, the Company has restated net sales, cost of product sold, and selling, general and administrative expenses for the years ended February 28, 2002, and February 28, 2001. Net sales were reduced by $213.8 million and $170.7 million, respectively; cost of product sold was increased by $10.1 million and $7.8 million, respectively; and selling, general and administrative expenses were reduced by $223.9 million and $178.5 million, respectively. This reclassification did not affect operating income or net income.

     The Company adopted EITF Issue No. 02-16 ("EITF No. 02-16"), "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" for new arrangements, including modifications of existing arrangements, entered into after November 21, 2002, or December 31, 2002, as appropriate. EITF No. 02-16 addresses how a vendor should characterize consideration given to a customer, including a reseller, and, to a limited extent, when to recognize that consideration in the income statement. The adoption of EITF No. 02-16 did not have a material impact on the Company's financial statements.

     Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 146 ("SFAS No. 146"), "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The adoption of SFAS No. 146 did not have a material impact on the Company's financial statements.

     Effective January 1, 2003, the Company adopted Financial Accounting Standards Board ("FASB") Interpretation No. 45 ("FIN No. 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others -- an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34." FIN No. 45 addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN No. 45 also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee for the obligations the guarantor has undertaken in issuing that guarantee. Lastly, FIN No. 45 supersedes FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others (An Interpretation of FASB Statement No. 5)." The initial recognition and initial measurement provisions of FIN No. 45 have been applied on a prospective basis to guarantees issued or modified after December 31, 2002 and have not had a material impact on the Company's financial statements. Additionally, the Company has adopted the disclosure requirements of FIN No. 45 for the fiscal year ended February 28, 2003 (see Note 14).

3.   ACQUISITIONS:

     FORTH WINES ACQUISITION -
     On October 27, 2000, the Company purchased all of the issued Ordinary Shares and Preference Shares of Forth Wines Limited ("Forth Wines"). The purchase price was $4.5 million and was accounted for using the purchase method; accordingly, the acquired net assets were recorded at fair value at the date of acquisition. The excess of the purchase price over the fair market value of the net assets acquired (goodwill), $2.2 million, is no longer being amortized, but is tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The results of operations of Forth Wines are reported in the
Constellation Wines segment and have been included in the Consolidated Statements of Income since the date of acquisition.

     TURNER ROAD VINTNERS ASSETS ACQUISITION -
     On March 5, 2001, in an asset acquisition, the Company acquired several well-known premium wine brands, including Vendange, Nathanson Creek, Heritage, and Talus, working capital (primarily inventories), two wineries in California, and other related assets from Sebastiani Vineyards, Inc. and Tuolomne River Vintners Group (the "Turner Road Vintners Assets"). The purchase price of the Turner Road Vintners Assets, including direct acquisition costs, was $279.4 million. In addition, the Company assumed indebtedness of $9.4 million. The acquisition was financed by the proceeds from the sale of the February 2001 Senior Notes (as defined in Note 9) and revolving loan borrowings under the senior credit facility. The Turner Road Vintners Assets acquisition was accounted for using the purchase method; accordingly, the acquired net assets were recorded at fair value at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (goodwill), $146.2 million, is no longer being amortized, but is tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The results of operations of the Turner Road Vintners Assets are reported in the Constellation Wines segment and have been included in the Consolidated Statements of Income since the date of acquisition.

     CORUS ASSETS ACQUISITION -
     On March 26, 2001, in an asset acquisition, the Company acquired certain wine brands, wineries, working capital (primarily inventories), and other related assets from Corus Brands, Inc. (the "Corus Assets"). In this acquisition, the Company acquired several well-known premium wine brands primarily sold in the northwestern United States, including Covey Run, Columbia, Ste. Chapelle and Alice White. The purchase price of the Corus Assets, including direct acquisition costs, was $48.9 million plus an earn-out over six years based on the performance of the brands. In addition, the Company assumed indebtedness of $3.0 million. As of February 28, 2003, the Company has paid an earn-out in the amount of $1.7 million. In connection with the transaction, the Company also entered into long-term grape supply agreements with affiliates of Corus Brands, Inc. covering more than 1,000 acres of Washington and Idaho vineyards. The acquisition was financed with revolving loan borrowings under the senior credit facility. The Corus Assets acquisition was accounted for using the purchase method; accordingly, the acquired net assets were recorded at fair value at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (goodwill), $48.5 million, is no longer being amortized, but is tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The results of operations of the Corus Assets are reported in the Constellation Wines segment and have been included in the Consolidated Statements of Income since the date of acquisition.

     RAVENSWOOD ACQUISITION -
     On July 2, 2001, the Company acquired all of the outstanding capital stock of Ravenswood Winery, Inc. (the "Ravenswood Acquisition"). The Ravenswood business produces, markets and sells super-premium and ultra-premium California wine, primarily under the Ravenswood brand name. The purchase price of the Ravenswood Acquisition, including direct acquisition costs, was $149.7 million. In addition, the Company assumed indebtedness of $2.8 million. The purchase price was financed with revolving loan borrowings under the senior credit facility. The Ravenswood Acquisition was accounted for using the purchase method; accordingly, the acquired net assets were recorded at fair value at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (goodwill), $99.8 million, is not amortizable and is tested for impairment at least annually in accordance with the provisions of SFAS No.
142. The Ravenswood Acquisition was consistent with the Company's strategy of further penetrating the higher gross profit margin super-premium and ultra-premium wine categories. The results of operations of the Ravenswood business are reported in the Constellation Wines segment and have been included in the Consolidated Statements of Income since the date of acquisition.

     The following table summarizes the fair values of the assets acquired and liabilities assumed in the Ravenswood Acquisition at July 2, 2001, as adjusted for the final appraisal:

                     Current assets                 $  34,396
                     Property, plant and equipment     14,994
                     Goodwill                          99,756
                     Trademarks                        45,600
                     Other assets                          26
                                                    ---------
                       Total assets acquired          194,772

                     Current liabilities               12,523
                     Long-term liabilities             32,593
                                                    ---------
                       Total liabilities assumed       45,116
                                                    ---------

                     Net assets acquired            $ 149,656
                                                    =========

     The trademarks are not subject to amortization. None of the goodwill is expected to be deductible for tax purposes.

     The following table sets forth the unaudited pro forma results of operations of the Company for the years ended February 28, 2002, and February 28, 2001, respectively. The unaudited pro forma results of operations give effect to the acquisitions of the Turner Road Vintners Assets, the Corus Assets and the Ravenswood Acquisition as if they occurred on March 1, 2000. The unaudited pro forma results of operations are presented after giving effect to certain adjustments for depreciation, amortization of goodwill, interest expense on the acquisition financing and related income tax effects. The unaudited pro forma results of operations are based upon certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma results of operations for the year ended February 28, 2002, do not reflect total nonrecurring charges of $12.6 million ($0.10 per share on a diluted basis) related to transaction costs, primarily for the acceleration of vesting of stock options, which were incurred by Ravenswood Winery, Inc. prior to the acquisition. The unaudited pro forma results of operations do not purport to present what the Company's results of operations would actually have been if the aforementioned transactions had in fact occurred on March 1, 2000, nor do they project the Company's financial position or results of operations at any future date or for any future period.


                                                 For the Years Ended
                                                     February 28,
                                              -------------------------
                                                  2002          2001
                                              -----------   -----------
(in thousands, except per share data)
Net sales                                     $ 2,622,117   $ 2,485,112
Income before extraordinary item              $   136,971   $    80,710
Extraordinary item, net of income taxes       $    (1,554)  $      -
Net income                                    $   135,417   $    80,710
Earnings per common share:
  Basic:
  Income before extraordinary item            $      1.60   $      1.10
  Extraordinary item, net of income taxes           (0.02)         -
                                              -----------   -----------
  Earnings per common share - basic           $      1.58   $      1.10
                                              ===========   ===========

  Diluted:
  Income before extraordinary item            $      1.56   $      1.08
  Extraordinary item, net of income taxes           (0.02)         -
                                              -----------   -----------
  Earnings per common share - diluted         $      1.54   $      1.08
                                              ===========   ===========

Weighted average common shares outstanding:
  Basic                                            85,505        73,446
  Diluted                                          87,825        74,751

     On March 27, 2003, the Company acquired control of BRL Hardy Limited, now known as Hardy Wine Company Limited ("Hardy"), and on April 9, 2003, had acquired all of Hardy's outstanding capital stock (the "Hardy Acquisition"). See
Note 23 for discussion.

4.   PROPERTY, PLANT AND EQUIPMENT:

     The major components of property, plant and equipment are as follows:


                                    February 28,     February 28,
                                        2003             2002
                                    ------------     ------------
(in thousands)
Land and land improvements          $     84,758     $     92,193
Vineyards                                 37,394           32,828
Buildings and improvements               173,943          153,643
Machinery and equipment                  551,271          486,881
Motor vehicles                             5,468            7,046
Construction in progress                  32,839           38,071
                                    ------------     ------------
                                         885,673          810,662
Less - Accumulated depreciation         (283,204)        (231,898)
                                    ------------     ------------
                                    $    602,469     $    578,764
                                    ============     ============

5.   INTANGIBLE ASSETS:

     The major components of intangible assets are:


                                       February 28, 2003         February 28, 2002
                                    ----------------------    ----------------------
                                      Gross        Net          Gross        Net
                                     Carrying    Carrying      Carrying    Carrying
                                      Amount      Amount        Amount      Amount
                                    ----------  ----------    ----------  ----------
(in thousands)
Amortizable intangible assets:
  Distribution agreements           $   10,158  $    4,434    $   10,158  $    5,960
  Other                                  3,978         345         4,049       1,067
                                    ----------  ----------    ----------  ----------
      Total                         $   14,136       4,779    $   14,207       7,027
                                    ==========                ==========

Nonamortizable intangible assets:
  Trademarks                                       357,166                   351,707
  Distributor and agency
    relationships                                   20,458                    60,488
  Other                                                 25                     6,765
                                                ----------                ----------
      Total                                        377,649                   418,960
                                                ----------                ----------
Total intangible assets                         $  382,428                $  425,987
                                                ==========                ==========

     The difference between the gross carrying amount and net carrying amount for each item presented is attributable to accumulated amortization. Amortization expense for intangible assets was $2.2 million, $13.4 million and $10.4 million for the years ended February 28, 2003, February 28, 2002 and February 28, 2001, respectively. Estimated amortization expense for each of the five succeeding fiscal years is as follows:

               (in thousands)
               2004            $ 1,625
               2005            $ 1,427
               2006            $ 1,362
               2007            $   365
               2008            $  -

6.   OTHER ASSETS:

     The major components of other assets are as follows:


                                     February 28,    February 28,
                                         2003            2002
                                     ------------    ------------
(in thousands)
Investment in joint venture          $    123,064    $    110,520
Deferred financing costs                   28,555          27,104
Other                                      18,418           9,674
Prepaid pension benefits                     -             25,394
                                     ------------    ------------
                                          170,037         172,692
Less - Accumulated amortization           (10,928)         (7,389)
                                     ------------    ------------
                                     $    159,109    $    165,303
                                     ============    ============

     Amortization expense for other assets was included in selling, general and administrative expenses and was $3.7 million, $4.0 million and $4.1 million for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively.

7.   INVESTMENT IN JOINT VENTURE:

     On July 31, 2001, the Company and Hardy (as defined in Note 23) completed the formation of Pacific Wine Partners LLC ("PWP"), a joint venture owned equally by the Company and Hardy. The Company contributed to PWP assets with a carrying amount of $30.0 million plus $5.5 million of cash. The Company sold assets with a carrying amount of $31.2 million to Hardy and received $34.9 million in cash. Hardy contributed these assets plus $5.5 million of cash to PWP. The Company and PWP are parties to the following agreements: crushing, wine production, bottling, storage, and related services agreement; inventory supply agreement; sublease and assumption agreements pertaining to certain vineyards, which agreements include a market value adjustment provision; and a market value adjustment agreement relating to a certain vineyard lease held by PWP. As of February 28, 2003, amounts related to the above agreements were not material.

     On October 16, 2001, PWP completed the purchase of certain assets of Blackstone Winery, including the Blackstone brand and the Codera wine business in Sonoma County (the "Blackstone Assets"). The purchase price of the Blackstone Assets was $138.0 million and was financed equally by the Company and Hardy. The Company used revolving loan borrowings under its senior credit facility to fund the Company's portion of the transaction.

     As of February 28, 2003, the Company's investment balance, which is accounted for under the equity method, was $123.1 million. The carrying amount of the investment is less than the Company's equity in the underlying net assets of PWP by $3.9 million. This amount is included in earnings as the assets are used by PWP. Subsequent to February 28, 2003, the Company acquired Hardy (see
Note 23). Consequently, PWP will become a wholly-owned subsidiary of the Company and its results of operations will be included in the Consolidated Statements of Income beginning March 27, 2003.

8.   OTHER ACCRUED EXPENSES AND LIABILITIES:

     The major components of other accrued expenses and liabilities are as follows:


                                       February 28,   February 28,
                                           2003           2002
                                       ------------   ------------
(in thousands)
Advertising and promotions             $     63,155   $     46,664
Income taxes payable                         58,347         22,120
Salaries and commissions                     35,769         33,481
Interest                                     22,019         21,503
Adverse grape contracts                      10,244         22,447
Other                                       114,293         98,940
                                       ------------   ------------
                                       $    303,827   $    245,155
                                       ============   ============

9.   BORROWINGS:

     Borrowings consist of the following:


                                                                                    February 28,
                                                   February 28, 2003                    2002
                                        ---------------------------------------     ------------
                                         Current      Long-term        Total           Total
                                        ---------    -----------    -----------     ------------
(in thousands)
Notes Payable to Banks:
----------------------
  Senior Credit Facility -
    Revolving Credit Loans              $   2,000    $      -       $     2,000     $     50,000
  Other                                       623           -               623            4,775
                                        ---------    -----------    -----------     ------------
                                        $   2,623    $      -       $     2,623     $     54,775
                                        =========    ===========    ===========     ============

Long-term Debt:
--------------
  Senior Credit Facility - Term Loans   $  67,082    $    78,281    $   145,363      $   281,292
  Senior Notes                               -           643,229        643,229          619,205
  Senior Subordinated Notes                  -           450,000        450,000          450,000
  Other Long-term Debt                      4,182         20,121         24,303           24,295
                                        ---------    -----------    -----------      -----------
                                        $  71,264    $ 1,191,631    $ 1,262,895      $ 1,374,792
                                        =========    ===========    ===========      ===========

     SENIOR CREDIT FACILITY -
     On October 6, 1999, the Company, certain of its principal operating subsidiaries and a syndicate of banks (the "Syndicate Banks"), for which The Chase Manhattan Bank acts as administrative agent, entered into a senior credit facility (as subsequently amended, the "2000 Credit Agreement"). The 2000
Credit Agreement includes both U.S. dollar and British pound sterling commitments of the Syndicate Banks of up to, in the aggregate, the equivalent of $1.0 billion (subject to increase as therein provided to $1.2 billion). Proceeds of the 2000 Credit Agreement were used to repay all outstanding principal and accrued interest on all loans under the Company's prior senior credit facility, and are available to fund permitted acquisitions and ongoing working capital needs of the Company and its subsidiaries. Subsequent to February 28, 2003, the Company entered into a new senior credit facility (see
Note 23).

     The 2000 Credit Agreement provides for a $380.0 million Tranche I Term Loan facility, a $320.0 million Tranche II Term Loan facility available for borrowing in British pound sterling, and a $300.0 million Revolving Credit facility (including letters of credit up to a maximum of $20.0 million). The Tranche I Term Loan facility ($380.0 million) and the Tranche II Term Loan facility ((pound) 193.4 million, or $320.0 million) were fully drawn at closing. During Fiscal 2001, the Company used proceeds from operating activities to prepay $75.0 million of the $380.0 million Tranche I Term Loan facility. During Fiscal 2002, the Company used proceeds from the sale of 645,000 shares of the Company's Class A Common Stock (see Note 15) to prepay $6.0 million of the $380.0 million Tranche I Term Loan facility. During Fiscal 2003, the Company used proceeds from operating activities to prepay $24.0 of the $380.0 million Tranche I Term Loan facility. On November 17, 1999, proceeds from the Sterling Senior Notes (as defined below) were used to prepay a portion of the $320.0 million Tranche II Term Loan facility ((pound) 73.0 million, or $118.3 million). On May 15, 2000, proceeds from the Sterling Series C Senior Notes (as defined below) were used to prepay an additional portion of the $320.0 million Tranche II Term Loan facility ((pound) 78.8 million, or $118.2 million). During Fiscal 2003, the Company used proceeds from operating activities to prepay an additional portion of the $320.0 million Tranche II Term Loan facility ((pound) 29.0 million, or $45.6 million).

     The rate of interest payable, at the Company's option, is a function of the London interbank offering rate ("LIBOR") plus a margin, federal funds rate plus a margin, or the prime rate plus a margin. The margin is adjustable based upon the Company's Debt Ratio (as defined in the 2000 Credit Agreement) and, with respect to LIBOR borrowings, ranges between 0.75% and 1.25% for Revolving Credit loans and 1.00% and 1.75% for Term Loans. As of February 28, 2003, the margin was 1.00% for Revolving Credit loans and 1.50% for Term Loans. In addition to interest, the Company pays a facility fee on the Revolving Credit commitments at 0.50% per annum as of February 28, 2003. This fee is based upon the Company's quarterly Debt Ratio and can range from 0.25% to 0.50%.

     Certain of the Company's principal operating subsidiaries have guaranteed the Company's obligations under the 2000 Credit Agreement. The 2000 Credit Agreement has as collateral (i) first priority pledges of 100% of the capital stock of Canandaigua Limited and all of the Company's domestic operating subsidiaries and (ii) first priority pledges of 65% of the capital stock of Matthew Clark and certain other foreign subsidiaries.

     The Company and its subsidiaries are subject to customary lending covenants including those restricting additional liens, incurring additional indebtedness, the sale of assets, the payment of dividends, transactions with affiliates and the making of certain investments, in each case subject to customary baskets, exceptions and thresholds. The primary financial covenants require the maintenance of a debt coverage ratio, a senior debt coverage ratio, a fixed charges ratio and an interest coverage ratio. Among the most restrictive covenants contained in the 2000 Credit Agreement is the debt coverage ratio.

     As of February 28, 2003, under the 2000 Credit Agreement, the Company had outstanding term loans of $145.4 million bearing a weighted average interest rate of 3.1% and $2.0 million of revolving loans bearing a weighted average interest rate of 3.1%. Amounts available to be drawn down under the Revolving Credit Loans, after deducting undrawn letters of credit of $15.1 million and $13.2 million, were $282.9 million and $236.8 million at February 28, 2003, and February 28, 2002, respectively. The Company had average outstanding Revolving Credit Loans of $11.3 million, $84.4 million, and $47.6 million for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively. The average interest rate on the Revolving Credit Loans was 3.2%, 4.8%, and 7.8% for Fiscal 2003, Fiscal 2002, and Fiscal 2001, respectively.

     SENIOR NOTES -
     On August 4, 1999, the Company issued $200.0 million aggregate principal amount of 8 5/8% Senior Notes due August 2006 (the "August 1999 Senior Notes"). Interest on the August 1999 Senior Notes is payable semiannually on February 1 and August 1. The August 1999 Senior Notes are redeemable at the option of the Company, in whole or in part, at any time. The August 1999 Senior Notes are unsecured senior obligations and rank equally in right of payment to all existing and future unsecured senior indebtedness of the Company. The August 1999 Senior Notes are guaranteed, on a senior basis, by certain of the Company's significant operating subsidiaries.

     On November 17, 1999, the Company issued (pound) 75.0 million ($121.7 million upon issuance) aggregate principal amount of 8 1/2% Senior Notes due November 2009 (the "Sterling Senior Notes"). Interest on the Sterling Senior Notes is payable semiannually on May 15 and November 15. The Sterling Senior Notes are redeemable at the option of the Company, in whole or in part, at any time. The Sterling Senior Notes are unsecured senior obligations and rank equally in right of payment to all existing and future unsecured senior indebtedness of the Company. The Sterling Senior Notes are guaranteed, on a senior basis, by certain of the Company's significant operating subsidiaries. In March 2000, the Company exchanged (pound) 75.0 million aggregate principal amount of 8 1/2% Series B Senior Notes due in November 2009 (the "Sterling Series B Senior Notes") for all of the Sterling Senior Notes. The terms of the Sterling Series B Senior Notes are identical in all material respects to the Sterling Senior Notes. In October 2000, the Company exchanged (pound) 74.0 million aggregate principal amount of Sterling Series C Senior Notes (as defined below) for (pound) 74.0 million of the Sterling Series B Notes. The terms of the Sterling Series C Senior Notes are identical in all material respects to the Sterling Series B Senior Notes. As of February 28, 2003, the Company had outstanding (pound) 1.0 million ($1.6 million) aggregate principal amount of Sterling Series B Senior Notes.

     On May 15, 2000, the Company issued (pound) 80.0 million ($120.0 million upon issuance) aggregate principal amount of 8 1/2% Series C Senior Notes due November 2009 at an issuance price of (pound) 79.6 million ($119.4 million upon issuance, net of $0.6 million unamortized discount, with an effective interest rate of 8.6%) (the "Sterling Series C Senior Notes"). The net proceeds of the offering ((pound) 78.8 million, or $118.2 million) were used to repay a portion of the Company's British pound sterling borrowings under its then existing senior credit facility. Interest on the Sterling Series C Senior Notes is payable semiannually on May 15 and November 15. The Sterling Series C Senior Notes are redeemable at the option of the Company, in whole or in part, at any time. The Sterling Series C Senior Notes are unsecured senior obligations and rank equally in right of payment to all existing and future unsecured senior indebtedness of the Company. The Sterling Series C Senior Notes are guaranteed, on a senior basis, by certain of the Company's significant operating subsidiaries. As of February 28, 2003, the Company had outstanding (pound) 154.0 million ($241.7 million, net of $0.5 million unamortized discount) aggregate principal amount of Sterling Series C Senior Notes.

     On February 21, 2001, the Company issued $200.0 million aggregate principal amount of 8% Senior Notes due February 2008 (the "February 2001 Senior Notes"). The net proceeds of the offering ($197.0 million) were used to partially fund the acquisition of the Turner Road Vintners Assets. Interest on the February 2001 Senior Notes is payable semiannually on February 15 and August 15. The February 2001 Senior Notes are redeemable at the option of the Company, in whole or in part, at any time. The February 2001 Senior Notes are unsecured senior obligations and rank equally in right of payment to all existing and future unsecured senior indebtedness of the Company. The February 2001 Senior Notes are guaranteed, on a senior basis, by certain of the Company's significant operating subsidiaries. In July 2001, the Company exchanged $200.0 million aggregate principal amount of 8% Series B Senior Notes due February 2008 (the "February 2001 Series B Senior Notes") for all of the February 2001 Senior Notes. The terms of the February 2001 Series B Senior Notes are identical in all material respects to the February 2001 Senior Notes.

     SENIOR SUBORDINATED NOTES -
     On March 4, 1999, the Company issued $200.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due March 2009 ("Senior Subordinated Notes"). Interest on the Senior Subordinated Notes is payable semiannually on March 1 and September 1. The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 1, 2004. The Senior Subordinated Notes are unsecured and subordinated to the prior payment in full of all senior indebtedness of the Company, which includes the senior credit facility. The Senior Subordinated Notes are guaranteed, on a senior subordinated basis, by certain of the Company's significant operating subsidiaries.

     On January 23, 2002, the Company issued $250.0 million aggregate principal amount of 8 1/8% Senior Subordinated Notes due January 2012 ("January 2002 Senior Subordinated Notes"). The net proceeds of the offering ($247.2 million) were used primarily to repay the Company's $195.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes due in December 2003. In connection with this repayment, the Company incurred an extraordinary loss of $2.6 million ($1.6 million, net of income taxes of $1.0 million) related to the write-off of the remaining deferred financing costs and unamortized discount. The remaining net proceeds of the offering were used to repay a portion of the outstanding indebtedness under the Company's then existing senior credit facility. Interest on the January 2002 Senior Subordinated Notes is payable semiannually on January 15 and July 15. The January 2002 Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2007. The Company may also redeem up to 35% of the January 2002 Senior Subordinated Notes using the proceeds of certain equity offerings completed before January 15, 2005. The January 2002 Senior Subordinated Notes are unsecured and subordinated to the prior payment in full of all senior indebtedness of the Company, which includes the senior credit facility. The January 2002 Senior Subordinated Notes are guaranteed, on a senior subordinated basis, by certain of the Company's significant operating subsidiaries.

     TRUST INDENTURES -
     The Company's various Trust Indentures relating to the senior notes and senior subordinated notes contain certain covenants, including, but not limited to: (i) limitation on indebtedness; (ii) limitation on restricted payments;
(iii) limitation on transactions with affiliates; (iv) limitation on senior subordinated indebtedness; (v) limitation on liens; (vi) limitation on sale of assets; (vii) limitation on issuance of guarantees of and pledges for indebtedness; (viii) restriction on transfer of assets; (ix) limitation on subsidiary capital stock; (x) limitation on dividends and other payment restrictions affecting subsidiaries; and (xi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person. The limitation on indebtedness covenant is governed by a rolling four quarter fixed charge ratio requiring a specified minimum.

     DEBT PAYMENTS -
     Prior to the payoff of the 2000 Credit Agreement as described in Note 23, principal payments required under long-term debt obligations (excluding unamortized discount) during the next five fiscal years and thereafter are as follows:

                         (in thousands)
                         2004        $    71,264
                         2005             82,777
                         2006              4,174
                         2007            203,918
                         2008            203,947
                         Thereafter      697,309
                                     -----------
                                     $ 1,263,389
                                     ===========

10.  INCOME TAXES:

     Income before income taxes was generated as follows:

                                 For the Years Ended February 28,
                               ----------------------------------
                                  2003        2002        2001
                               ----------  ----------  ----------
              (in thousands)
              Domestic         $  294,557  $  202,190  $  127,608
              Foreign              40,379      27,769      34,629
                               ----------  ----------  ----------
                               $  334,936  $  229,959  $  162,237
                               ==========  ==========  ==========

     The income tax provision consisted of the following:


                            For the Years Ended February 28,
                       ------------------------------------------
                           2003           2002           2001
                       ------------   ------------   ------------
(in thousands)
Current:
  Federal              $     79,472   $     64,823   $     39,082
  State                      13,807         10,930          7,934
  Foreign                    17,301         12,556         11,202
                       ------------   ------------   ------------
    Total current           110,580         88,309         58,218
                       ------------   ------------   ------------

Deferred:
  Federal                    16,290           (492)        (2,017)
  State                       2,502           (251)           402
  Foreign                     2,258          4,418          8,292
                       ------------   ------------   ------------
   Total deferred            21,050          3,675          6,677
                       ------------   ------------   ------------

Income tax provision   $    131,630   $     91,984   $     64,895
                       ============   ============   ============

     The foreign provision for income taxes is based on foreign pretax earnings. Earnings of foreign subsidiaries would be subject to U.S. income taxation on repatriation to the U.S. The Company's consolidated financial statements fully provide for any related tax liability on amounts that may be repatriated.

     Significant components of deferred tax (liabilities) assets consist of the following:


                                          February 28,    February 28,
                                              2003            2002
                                          ------------    ------------
(in thousands)
Property, plant and equipment             $   (161,062)   $   (174,485)
Derivative instruments                          (9,081)           -
Inventories                                     (2,105)         (2,232)
Insurance accruals                               6,061           5,415
Restructuring accruals                           1,198           1,004
Effect of fiscal 1999 change in
  accounting method                               -             (1,699)
Other accruals                                  27,018          18,974
                                          ------------    ------------
                                          $   (137,971)   $   (153,023)
                                          ============    ============

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. Management considers the reversal of deferred tax liabilities and projected future taxable income in making this assessment. Based upon this assessment, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

     A reconciliation of the total tax provision to the amount computed by applying the statutory U.S. Federal income tax rate to income before provision for income taxes is as follows:


                                                             For the Years Ended February 28,
                                         -------------------------------------------------------------------------
                                                 2003                      2002                      2001
                                        -----------------------   ----------------------   -----------------------
                                                        % of                     % of                      % of
                                                       Pretax                   Pretax                    Pretax
                                          Amount       Income       Amount      Income       Amount       Income
                                        ----------   ----------   ----------  ----------   ----------   ----------
(in thousands)
Income tax provision at statutory rate   $ 117,228         35.0   $   80,486        35.0   $   56,783         35.0
State and local income taxes, net of
  federal income tax benefit                10,601          3.2        6,942         3.0        5,022          3.1
Earnings of subsidiaries taxed at
  other than U.S. statutory rate             1,838          0.5        1,105         0.5          616          0.4
Miscellaneous items, net                     1,963          0.6        3,451         1.5        2,474          1.5
                                         ---------   ----------   ----------  ----------   ----------   ----------
                                         $ 131,630         39.3   $   91,984        40.0   $   64,895         40.0
                                         =========   ==========   ==========  ==========   ==========   ==========

11.  OTHER LIABILITIES:

     The major components of other liabilities are as follows:


                                   February  28,   February  28,
                                       2003            2002
                                   -------------   -------------
(in thousands)
Accrued pension liability          $      36,351   $       1,605
Adverse grape contracts (Note 14)         22,550          30,119
Other                                     40,367          30,386
                                   -------------   -------------
                                   $      99,268   $      62,110
                                   =============   =============

12.  PROFIT SHARING AND RETIREMENT SAVINGS PLANS:

     The Company's retirement and profit sharing plan, the Constellation Brands, Inc. 401(k) and Profit Sharing Plan (the "Plan"), covers substantially all employees, excluding those employees covered by collective bargaining agreements and U.K. employees. The 401(k) portion of the Plan permits eligible employees to defer a portion of their compensation (as defined in the Plan) on a pretax basis. Participants may defer up to 12% of their compensation for the year, subject to limitations of the Plan. The Company makes a matching contribution of 50% of the first 6% of compensation a participant defers. The amount of the Company's contribution under the profit sharing portion of the Plan is in such discretionary amount as the Board of Directors may annually determine, subject to limitations of the Plan. Company contributions were $10.9 million, $10.5 million, and $8.2 million for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively.

     The Company has defined benefit pension plans which cover substantially all of its U.K. and Canadian employees. Net periodic benefit (income) cost reported in the Consolidated Statements of Income for these plans includes the following components:


                                               For the Years Ended February 28,
                                               --------------------------------
                                                 2003        2002        2001
                                               --------    --------    --------
(in thousands)
Service cost                                   $  4,245    $  4,298    $  4,380
Interest cost                                    12,055      11,549      11,254
Expected return on plan assets                  (14,639)    (15,867)    (16,164)
Amortization of prior service cost                    8           8        -
Recognized net actuarial gain                       843         (33)        (95)
                                               --------    --------    --------
Net periodic benefit cost (income)             $  2,512    $    (45)   $   (625)
                                               ========    ========    ========

     The following table summarizes the funded status of the Company's defined benefit pension plans and the related amounts included in the Consolidated Balance Sheets:


                                                                February 28,    February 28,
                                                                    2003            2002
                                                                ------------    ------------
(in thousands)
Change in benefit obligation:
Benefit obligation as of March 1                                $    186,722    $    193,516
Service cost                                                           4,245           4,298
Interest cost                                                         12,055          11,549
Plan participants' contributions                                       1,638           1,420
Plan amendment                                                          -                 39
Actuarial loss (gain)                                                  3,423         (12,785)
Benefits paid                                                         (7,706)         (7,274)
Foreign currency exchange rate changes                                20,309          (4,041)
                                                                ------------    ------------
Benefit obligation as of last day of February                   $    220,686    $    186,722
                                                                ============    ============

Change in plan assets:
Fair value of plan assets as of March 1                         $    181,815    $    207,711
Actual return on plan assets                                         (19,794)        (16,555)
Plan participants' contributions                                       1,638           1,420
Employer contribution                                                    979             554
Benefits paid                                                         (7,706)         (7,274)
Foreign currency exchange rate changes                                18,887          (4,041)
                                                                ------------    ------------
Fair value of plan assets as of last day of February            $    175,819    $    181,815
                                                                ============    ============

Funded status of the plan as of last day of February:
Funded status                                                   $    (44,867)   $     (4,907)
Unrecognized prior service cost                                           24              30
Unrecognized actuarial loss                                           69,732          28,666
                                                                ------------    ------------
Net amount recognized                                           $     24,889    $     23,789
                                                                ============    ============

Amounts recognized in the Consolidated Balance Sheets
  consist of:
Prepaid benefit cost                                            $       -       $     25,394
Accrued benefit liability                                            (36,351)         (1,605)
Intangible asset                                                          24            -
Deferred tax asset                                                    18,681            -
Accumulated other comprehensive loss                                  42,535            -
                                                                ------------    ------------
Net amount recognized                                           $     24,889    $     23,789
                                                                ============    ============

     As of February 28, 2003, the aggregate accumulated benefit obligation was $212.2 million. The following table sets forth the principal assumptions used in developing the benefit obligation and the net periodic pension expense:


                                       February 28, 2003     February 28, 2002
                                       -----------------     -----------------
Rate of return on plan assets            7.50% - 8.00%         7.75% - 8.00%
Discount rate                            5.75% - 6.40%         6.00% - 7.00%
Rate of compensation increase            0.00% - 3.50%         0.00% - 3.75%

13.  POSTRETIREMENT BENEFITS:

     The Company currently sponsors multiple unfunded postretirement benefit plans for certain of its Constellation Beers and Spirits segment employees.

     The status of the plans is as follows:


                                                    February 28,   February 28,
                                                        2003           2002
                                                    ------------   ------------
(in thousands)
Change in benefit obligation:
Benefit obligation as of March 1                    $      4,676   $      4,185
Service cost                                                 135            155
Interest cost                                                260            305
Benefits paid                                               (145)          (193)
Plan amendment                                              -               184
Actuarial loss (gain)                                       (566)            87
Foreign currency exchange rate changes                       111            (47)
                                                    ------------   ------------
Benefit obligation as of the last day of February   $      4,471   $      4,676
                                                    ============   ============

Funded status as of the last day of February:
Funded status                                       $     (4,471)  $     (4,676)
Unrecognized prior service cost                              323            352
Unrecognized net loss (gain)                                (168)           349
                                                    ------------   ------------
Accrued benefit liability                           $     (4,316)  $     (3,975)
                                                    ============   ============

     Net periodic benefit cost reported in the Consolidated Statements of Income includes the following components:

                                           For the Years Ended February 28,
                                          ----------------------------------
                                            2003         2002         2001
                                          --------     --------     --------
(in thousands)
Service cost                              $    135     $    155      $   136
Interest cost                                  260          305          261
Amortization of prior service cost              41           41           22
Recognized net actuarial loss (gain)           (20)           9         -
                                          --------     --------      -------
Net periodic benefit cost                 $    416     $    510      $   419
                                          ========     ========      =======


     The following table sets forth the principal assumptions used in developing the benefit obligation and the net periodic non-pension postretirement and postemployment expense:


                                February 28, 2003   February 28, 2002
                                -----------------   -----------------
Discount rate                     6.40% - 6.50%            6.50%
Rate of compensation increase     0.00% - 4.00%       0.00% - 4.00%

     At February 28, 2003, a 10.3% annual rate of increase and a 6.2% annual rate of increase in the per capita cost of covered health benefits were assumed for the first year for the Non-U.S. and U.S. plans, respectively. These rates were assumed to decrease gradually to 4.7% over seven years and 4.0% over two years for the Non-U.S. and U.S. plans, respectively, and to remain at this level thereafter. Assumed healthcare trend rates could have a significant effect on the amount reported for health care plans. A 1% change in assumed health care cost trend rates would have the following effects:


                                                      1% Increase   1% Decrease
                                                      -----------   -----------
(in thousands)
Effect on total service and interest cost components  $        52   $       (44)
Effect on postretirement benefit obligation           $       475   $      (412)

14.  COMMITMENTS AND CONTINGENCIES:

     OPERATING LEASES -
     Future payments under noncancelable operating leases having initial or remaining terms of one year or more are as follows during the next five fiscal years and thereafter:

                          (in thousands)
                          2004            $  24,612
                          2005               22,048
                          2006               17,944
                          2007               19,422
                          2008                8,807
                          Thereafter        100,065
                                          ---------
                                          $ 192,898
                                          =========

     Rental expense was $25.3 million, $24.0 million, and $19.6 million for Fiscal 2003, Fiscal 2002, and Fiscal 2001, respectively.

     In connection with the formation of PWP, the Company transferred certain of its vineyard lease and vineyard management agreements to PWP. The agreements have terms that expire between 2012 and 2026. The Company guaranteed PWP's payment and performance under these agreements. The estimated maximum amount of the Company's exposure is $42.6 million in undiscounted future payments. The Company has not recorded a liability for these guarantees and does not have any collateral from PWP.

     PURCHASE COMMITMENTS AND CONTINGENCIES -
     The Company has agreements with suppliers to purchase various spirits of which certain agreements are denominated in British pound sterling and Canadian dollars. The maximum future obligation under these agreements, based upon exchange rates at February 28, 2003, aggregate $24.4 million for contracts expiring through December 2007.

     All of the Company's imported beer products are marketed and sold pursuant to exclusive distribution agreements from the suppliers of these products. The Company's agreement to distribute Corona Extra and its other Mexican beer brands exclusively throughout 25 primarily western U.S. states expires in December 2006, with automatic five year renewals thereafter, subject to compliance with certain performance criteria and other terms under the agreement. The remaining agreements expire through December 2007. Prior to their expiration, these agreements may be terminated if the Company fails to meet certain performance criteria. At February 28, 2003, the Company believes it is in compliance with all of its material distribution agreements and, given the Company's long-term relationships with its suppliers, the Company does not believe that these agreements will be terminated.

     In connection with previous acquisitions as well as with the Turner Road Vintners Assets acquisition and the Corus Assets acquisition, the Company has assumed grape purchase contracts with certain growers and suppliers. In addition, the Company has entered into other grape purchase contracts with various growers and suppliers in the normal course of business. Under the grape purchase contracts, the Company is committed to purchase all grape production yielded from a specified number of acres for a period of time from one to fifteen years. The actual tonnage and price of grapes that must be purchased by the Company will vary each year depending on certain factors, including weather, time of harvest, overall market conditions and the agricultural practices and location of the growers and suppliers under contract. The Company purchased $166.6 million and $177.0 million of grapes under contracts during Fiscal 2003 and Fiscal 2002, respectively. Based on current production yields and published grape prices, the Company estimates that the aggregate purchases under these contracts over the remaining terms of the contracts will be $564.0 million.

     In connection with the Turner Road Vintners Assets acquisition and the Corus Assets acquisition, the Company established a reserve for the estimated loss on firm purchase commitments assumed at the time of acquisition. As of February 28, 2003, the remaining balance on this reserve is $32.8 million.

     The Company's aggregate obligations under bulk wine purchase contracts will be $17.3 million over the remaining terms of the contracts which expire through fiscal 2007.

     EMPLOYMENT CONTRACTS -
     The Company has employment contracts with certain of its executive officers and certain other management personnel with automatic one year renewals unless terminated by either party. These agreements provide for minimum salaries, as adjusted for annual increases, and may include incentive bonuses based upon attainment of specified management goals. In addition, these agreements provide for severance payments in the event of specified termination of employment. As of February 28, 2003, the aggregate commitment for future compensation and severance, excluding incentive bonuses, was $5.1 million, none of which was accruable at that date.

     EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEMENTS -
     Approximately 28% of the Company's full-time employees are covered by collective bargaining agreements at February 28, 2003. Agreements expiring within one year cover approximately 19% of the Company's full-time employees.

     LEGAL MATTERS -
     The Company is subject to litigation from time to time in the ordinary course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management such liability will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

15.  STOCKHOLDERS' EQUITY:

     COMMON STOCK -
     The Company has two classes of common stock: Class A Common Stock and Class B Convertible Common Stock. Class B Convertible Common Stock shares are convertible into shares of Class A Common Stock on a one-to-one basis at any time at the option of the holder. Holders of Class B Convertible Common Stock are entitled to ten votes per share. Holders of Class A Common Stock are entitled to one vote per share and a cash dividend premium. If the Company pays a cash dividend on Class B Convertible Common Stock, each share of Class A Common Stock will receive an amount at least ten percent greater than the amount of the cash dividend per share paid on Class B Convertible Common Stock. In addition, the Board of Directors may declare and pay a dividend on Class A Common Stock without paying any dividend on Class B Convertible Common Stock. However, the Company's 2000 Credit Agreement restricts the payment of a cash dividend.

     In July 2002, the stockholders of the Company approved an increase in the number of authorized shares of Class A Common Stock from 120,000,000 shares to 275,000,000 shares and Class B Convertible Common Stock from 20,000,000 shares to 30,000,000 shares, thereby increasing the aggregate number of authorized shares of the Company to 306,000,000 shares.

     At February 28, 2003, there were 78,685,751 shares of Class A Common Stock and 12,075,590 shares of Class B Convertible Common Stock outstanding, net of treasury stock.

     COMMON STOCK SPLIT -
     During May 2002, a two-for-one stock split was distributed in the form of a stock dividend to stockholders of record on April 30, 2002. All share and per share amounts have been retroactively restated to give effect to the common stock split.

     STOCK REPURCHASE AUTHORIZATION -
     In June 1998, the Company's Board of Directors authorized the repurchase of up to $100.0 million of its Class A Common Stock and Class B Convertible Common Stock. The Company may finance such purchases, which will become treasury shares, through cash generated from operations or through the senior credit facility. No shares were repurchased during Fiscal 2003, Fiscal 2002 and Fiscal 2001.

     EQUITY OFFERINGS -
     During March 2001, the Company completed a public offering of 8,740,000 shares of its Class A Common Stock, which was held as treasury stock. This resulted in net proceeds to the Company, after deducting underwriting discounts and expenses, of $139.4 million. The net proceeds were used to repay revolving loan borrowings under the senior credit facility of which a portion was incurred to partially finance the acquisition of the Turner Road Vintners Assets.

     During October 2001, the Company sold 645,000 shares of its Class A Common Stock, which was held as treasury stock, in connection with a public offering of Class A Common Stock by stockholders of the Company. The net proceeds to the Company, after deducting underwriting discounts, of $12.1 million were used to repay borrowings under the senior credit facility.

     LONG-TERM STOCK INCENTIVE PLAN -
     Under the Company's Long-Term Stock Incentive Plan, nonqualified stock options, stock appreciation rights, restricted stock and other stock-based awards may be granted to employees, officers and directors of the Company. At the Company's Annual Meeting of Stockholders held on July 20, 1999, stockholders approved the amendment to the Company's Long-Term Stock Incentive Plan to increase the aggregate number of shares of the Class A Common Stock available for awards under the plan from 16,000,000 shares to 28,000,000 shares. The exercise price, vesting period and term of nonqualified stock options granted are established by the committee administering the plan (the "Committee"). Grants of stock appreciation rights, restricted stock and other stock-based awards may contain such vesting, terms, conditions and other requirements as the Committee may establish. During Fiscal 2003, Fiscal 2002 and Fiscal 2001, no stock appreciation rights were granted. During Fiscal 2003, 7,080 shares of restricted Class A Common Stock were granted at a weighted average grant date fair value of $28.41 per share. No restricted stock was granted during Fiscal 2002. During Fiscal 2001, 15,100 shares of restricted Class A Common Stock were granted at a weighted average grant date fair value of $13.31 per share.

     INCENTIVE STOCK OPTION PLAN -
     Under the Company's Incentive Stock Option Plan, incentive stock options may be granted to employees, including officers, of the Company. Grants, in the aggregate, may not exceed 4,000,000 shares of the Company's Class A Common Stock. The exercise price of any incentive stock option may not be less than the fair market value of the Company's Class A Common Stock on the date of grant. The vesting period and term of incentive stock options granted are established by the Committee. The maximum term of incentive stock options is ten years.

     A summary of stock option activity under the Company's Long-Term Stock Incentive Plan and the Incentive Stock Option Plan is as follows:


                                              Weighted                Weighted
                                   Shares      Average                 Average
                                    Under     Exercise     Options    Exercise
                                   Option       Price    Exercisable    Price
                                 -----------  ---------  -----------  ---------
Balance, February 29, 2000        10,953,000   $   9.70    2,949,820  $    6.76
Options granted                    3,860,400   $  13.01
Options exercised                 (1,859,136)  $   7.44
Options forfeited/canceled          (645,460)  $  11.91
                                 -----------
Balance, February 28, 2001        12,308,804   $  10.97    4,816,884  $    8.51
Options granted                    5,115,100   $  19.12
Options exercised                 (4,234,440)  $  11.20
Options forfeited/canceled          (711,656)  $  15.49
                                 -----------
Balance, February 28, 2002        12,477,808   $  14.12    7,565,199  $   12.31
Options granted                    1,243,200   $  27.20
Options exercised                 (2,096,061)  $  13.44
Options forfeited/canceled          (217,016)  $  20.06
                                 -----------
Balance, February 28, 2003        11,407,931   $  15.55    8,345,855  $   13.58
                                 ===========

     The following table summarizes information about stock options outstanding at February 28, 2003:


                           Options Outstanding            Options Exercisable
                  ------------------------------------  -----------------------
                                Weighted
                                 Average     Weighted                 Weighted
                                Remaining    Average                  Average
   Range of         Number     Contractual   Exercise     Number      Exercise
Exercise Prices   Outstanding      Life       Price     Exercisable    Price
---------------   -----------  -----------  ----------  ------------  ---------
$ 4.25 - $10.25     1,982,941    3.5 years  $     7.24     1,982,941  $    7.24
$11.19 - $17.74     6,258,140    7.0 years  $    14.36     5,351,164  $   14.58
$18.75 - $27.50     3,166,850    8.7 years  $    23.12     1,011,750  $   20.70
                  -----------                           ------------
                   11,407,931    6.8 years  $    15.55     8,345,855  $   13.58
                  ===========                           ============

     The weighted average fair value of options granted during Fiscal 2003, Fiscal 2002 and Fiscal 2001 was $12.18, $8.99 and $5.45, respectively. The fair value of options is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 5.0% for Fiscal 2003, 4.7% for Fiscal 2002 and 6.2% for Fiscal 2001; volatility of 36.7% for Fiscal 2003, 41.0% for Fiscal 2002 and 38.8% for Fiscal 2001; and expected option life of 6.0 years for Fiscal 2003, 6.0 years for Fiscal 2002 and 4.7 years for Fiscal 2001. The dividend yield was 0% for Fiscal 2003, Fiscal 2002 and Fiscal 2001. Forfeitures are recognized as they occur.

     EMPLOYEE STOCK PURCHASE PLANS -
     The Company has a stock purchase plan under which 4,500,000 shares of Class A Common Stock may be issued. Under the terms of the plan, eligible employees may purchase shares of the Company's Class A Common Stock through payroll deductions. The purchase price is the lower of 85% of the fair market value of the stock on the first or last day of the purchase period. During Fiscal 2003, Fiscal 2002 and Fiscal 2001, employees purchased 138,304 shares, 120,674 shares and 147,776 shares, respectively.

     The weighted average fair value of purchase rights granted during Fiscal 2003, Fiscal 2002 and Fiscal 2001 was $7.02, $5.59 and $3.78, respectively. The fair value of purchase rights is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 1.4% for Fiscal 2003, 2.6% for Fiscal 2002 and 5.7% for Fiscal 2001; volatility of 40.3% for Fiscal 2003, 33.2% for Fiscal 2002 and 36.8% for Fiscal 2001; and expected purchase right life of 0.5 years for Fiscal 2003, Fiscal 2002 and Fiscal 2001. The dividend yield was 0% for Fiscal 2003, Fiscal 2002 and Fiscal 2001.

     The Company has a stock purchase plan under which 2,000,000 shares of the Company's Class A Common Stock may be issued to eligible employees and directors of the Company's United Kingdom subsidiaries. Under the terms of the plan, participants may purchase shares of the Company's Class A Common Stock through payroll deductions. The purchase price may be no less than 80% of the closing price of the stock on the day the purchase price is fixed by the committee administering the plan. During Fiscal 2003, employees purchased 758 shares. During Fiscal 2002 and Fiscal 2001, there were no shares purchased under this plan.

     The weighted average fair value of purchase rights granted during Fiscal 2002 and Fiscal 2001 was $6.26 and $5.18, respectively. There were no purchase rights granted during Fiscal 2003. The fair value of purchase rights is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 4.9% for Fiscal 2002 and 6.7% for Fiscal 2001; volatility of 36.2% for Fiscal 2002 and 39.2% for Fiscal 2001; and expected purchase right life of 3.8 years for Fiscal 2002 and 4.3 years for Fiscal 2001. The dividend yield was 0% for Fiscal 2002 and Fiscal 2001.

16.  EARNINGS PER COMMON SHARE:

     Earnings per common share are as follows:


                                                          For the Years Ended February 28,
                                                       --------------------------------------
                                                          2003          2002          2001
                                                       ----------    ----------    ----------
(in thousands, except per share data)
Income before extraordinary item                       $  203,306    $  137,975    $   97,342
Extraordinary item, net of income taxes                      -           (1,554)         -
                                                       ----------    ----------    ----------
Income applicable to common shares                     $  203,306    $  136,421    $   97,342
                                                       ==========    ==========    ==========

Weighted average common shares outstanding - basic         89,856        85,505        73,446
Stock options                                               2,890         2,320         1,305
                                                       ----------    ----------    ----------
Weighted average common shares outstanding - diluted       92,746        87,825        74,751
                                                       ==========    ==========    ==========

Earnings per common share:
  Basic:
  Income before extraordinary item                     $     2.26    $     1.62    $     1.33
  Extraordinary item, net of income taxes                    -            (0.02)         -
                                                       ----------    ----------    ----------
  Earnings per common share - basic                    $     2.26    $     1.60    $     1.33
                                                       ==========    ==========    ==========

  Diluted:
  Income before extraordinary item                     $     2.19    $     1.57    $     1.30
  Extraordinary item, net of income taxes                    -            (0.02)         -
                                                       ----------    ----------    ----------
  Earnings per common share - diluted                  $     2.19    $     1.55    $     1.30
                                                       ==========    ==========    ==========

     Stock options to purchase 1.1 million, 2.2 million and 1.1 million shares of Class A Common Stock at a weighted average price per share of $27.41, $20.70 and $13.93 were outstanding during the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively, but were not included in the computation of the diluted earnings per common share because the stock options' exercise price was greater than the average market price of the Class A Common Stock for the respective periods.

17.  ACCUMULATED OTHER COMPREHENSIVE LOSS:

     Accumulated other comprehensive loss, net of tax effects, includes the following components:


                                 Foreign           Net          Minimum       Accumulated
                                Currency       Unrealized       Pension          Other
                               Translation      Gains on       Liability     Comprehensive
                               Adjustments     Derivatives     Adjustment        Loss
                               -----------     -----------     ----------    -------------
Balance, February 28, 2002     $   (35,243)    $        21     $     -       $     (35,222)
Current period change               18,521             (21)       (42,535)         (24,035)
                               -----------     -----------     ----------    -------------
Balance, February 28, 2003     $   (16,722)    $      -        $  (42,535)   $     (59,257)
                               ===========     ===========     ==========    =============

18.  RELATED PARTIES:

     Agustin Francisco Huneeus, the executive in charge of the Constellation Wines segment's Franciscan Vineyards, Inc. ("Franciscan") business, along with other members of his immediate family, through various family owned entities (the "Huneeus Interests") engaged in certain transactions with Franciscan during each of the three years in the period ended February 28, 2003. The Huneeus Interests engage Franciscan as the exclusive distributor of its Quintessa wines under a long-term contract; sell grapes to Franciscan pursuant to existing long-term contracts; lease a vineyard consisting of 67 acres to Franciscan pursuant to a 5-year lease contract; participate as joint owners with Franciscan in the ownership and operation of a winery and vineyards in Chile; and render brand management and other consulting and advisory services in the United States and internationally to Franciscan and the Company. Total amounts paid or payable to the Huneeus Interests pursuant to these transactions and arrangements totaled $6.5 million, $4.8 million, and $5.0 million for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively. In addition, Franciscan performs certain wine processing services for the Huneeus Interests. Total fees earned from the Huneeus Interests to Franciscan for these services totaled $0.2 million, $0.4 million, and $0.6 million for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively. As of February 28, 2003, and February 28, 2002, the net amounts due to/from the Huneeus Interests under these agreements are insignificant.

19.  SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

     Gross sales to the five largest customers represented 21.2%, 19.1% and 17.6% of the Company's gross sales for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively. No single customer was responsible for greater than 10% of gross sales during these years. Accounts receivable from the Company's largest customer, Southern Wine and Spirits, represented 11.4%, 10.0% and 9.8% of the Company's total accounts receivable as of February 28, 2003, February 28, 2002, and February 28, 2001, respectively. Gross sales to the Company's five largest customers are expected to continue to represent a significant portion of the Company's revenues. The Company's arrangements with certain of its customers may, generally, be terminated by either party with prior notice. The Company performs ongoing credit evaluations of its customers' financial position, and management of the Company is of the opinion that any risk of significant loss is reduced due to the diversity of customers and geographic sales area.

     The Company purchases the majority of its glass inventories from a limited number of suppliers. Glass bottle costs are one of the largest components of the Company's cost of product sold. The glass bottle industry is highly concentrated with only a small number of producers. The inability of any of the Company's glass bottle suppliers to satisfy the Company's requirements could adversely affect the Company's operations.

20.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION:

     The following information sets forth the condensed consolidating balance sheets as of February 28, 2003, and February 28, 2002, the condensed consolidating statements of income and cash flows for each of the three years in the period ended February 28, 2003, for the Company, the parent company, the combined subsidiaries of the Company which guarantee the Company's senior notes and senior subordinated notes ("Subsidiary Guarantors") and the combined subsidiaries of the Company which are not Subsidiary Guarantors, primarily Matthew Clark, which is included in the Constellation Wines segment ("Subsidiary Nonguarantors"). The Subsidiary Guarantors are wholly owned and the guarantees are full, unconditional, joint and several obligations of each of the Subsidiary Guarantors. Separate financial statements for the Subsidiary Guarantors of the Company are not presented because the Company has determined that such financial statements would not be material to investors. The Subsidiary Guarantors comprise all of the direct and indirect subsidiaries of the Company, other than Matthew Clark, the Company's Canadian subsidiary and certain other subsidiaries which individually, and in the aggregate, are inconsequential. The accounting policies of the parent company, the Subsidiary Guarantors and the Subsidiary Nonguarantors are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 1 and include the accounting changes described in Note 2. There are no restrictions on the ability of the Subsidiary Guarantors to transfer funds to the Company in the form of cash dividends, loans or advances.


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Condensed Consolidating Balance Sheet
-------------------------------------
at February 28, 2003
--------------------
Current assets:
  Cash and cash investments                       $     1,426   $      1,248   $        11,136   $         -      $     13,810
  Accounts receivable, net                            120,554        141,156           137,385             -           399,095
  Inventories, net                                     20,378        654,945           144,664              (75)       819,912
  Prepaid expenses and other
    current assets                                     31,452         52,411            13,421             -            97,284
  Intercompany (payable) receivable                  (177,332)       136,002            41,330             -              -
                                                  -----------   ------------   ---------------   --------------   ------------
      Total current assets                             (3,522)       985,762           347,936              (75)     1,330,101
Property, plant and equipment, net                     46,379        358,180           197,910             -           602,469
Investments in subsidiaries                         2,590,889        601,156              -          (3,192,045)          -
Goodwill                                               51,172        495,636           175,415             -           722,223
Intangible assets, net                                 10,918        315,952            55,558             -           382,428
Other assets                                           31,599        126,375             1,135             -           159,109
                                                  -----------   ------------   ---------------   --------------   ------------
  Total assets                                    $ 2,727,435   $  2,883,061   $       777,954   $   (3,192,120)  $  3,196,330
                                                  ===========   ============   ===============   ==============   ============

Current liabilities:
  Notes payable to banks                          $     2,000   $       -      $           623   $         -      $      2,623
  Current maturities of long-term debt                 67,137          3,470               657             -            71,264
  Accounts payable                                     37,567         58,843            74,663             -           171,073
  Accrued excise taxes                                  7,447         15,711            13,263             -            36,421
  Other accrued expenses and liabilities              138,963         46,664           118,200             -           303,827
                                                  -----------   ------------   ---------------   --------------   ------------
      Total current liabilities                       253,114        124,688           207,406             -           585,208
Long-term debt, less current maturities             1,171,694         10,810             9,127             -         1,191,631
Deferred income taxes                                  48,475         79,656            17,108             -           145,239
Other liabilities                                       8,718         29,446            61,104             -            99,268


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Stockholders' equity:
  Class A and Class B common stock                        960          6,434            64,867          (71,301)           960
  Additional paid-in capital                          469,724      1,221,076           436,466       (1,657,542)       469,724
  Retained earnings                                   795,600      1,363,379            99,823       (1,463,277)       795,525
  Accumulated other comprehensive
    income (loss)                                      11,118         47,572          (117,947)            -           (59,257)
  Treasury stock and other                            (31,968)          -                 -                -           (31,968)
                                                  -----------   ------------   ---------------   --------------   ------------
      Total stockholders' equity                    1,245,434      2,638,461           483,209       (3,192,120)     1,174,984
                                                  -----------   ------------   ---------------   --------------   ------------
  Total liabilities and
    stockholders' equity                          $ 2,727,435   $  2,883,061   $       777,954   $   (3,192,120)  $  3,196,330
                                                  ===========   ============   ===============   ==============   ============

Condensed Consolidating Balance Sheet
-------------------------------------
at February 28, 2002
--------------------
Current assets:
  Cash and cash investments                       $       838   $      2,084   $         6,039   $         -      $      8,961
  Accounts receivable, net                             86,315        166,875           130,732             -           383,922
  Inventories, net                                     17,662        631,050           128,934              (60)       777,586
  Prepaid expenses and other
    current assets                                      7,148         40,364            13,267             -            60,779
  Intercompany (payable) receivable                   (64,061)          (288)           64,349             -              -
                                                  -----------   ------------   ---------------   --------------   ------------
      Total current assets                             47,902        840,085           343,321              (60)     1,231,248
Property, plant and equipment, net                     36,834        354,431           187,499             -           578,764
Investments in subsidiaries                         2,404,282        558,263              -          (2,962,545)          -
Goodwill                                               51,172        462,676           154,235             -           668,083
Intangible assets, net                                 11,016        361,039            53,932             -           425,987
Other assets                                           22,598        111,892            30,813             -           165,303
                                                  -----------   ------------   ---------------   --------------   ------------
  Total assets                                    $ 2,573,804   $  2,688,386   $       769,800   $   (2,962,605)  $  3,069,385
                                                  ===========   ============   ===============   ==============   ============

Current liabilities:
  Notes payable to banks                          $    50,000   $       -      $         4,775   $         -      $     54,775
  Current maturities of long-term debt                 71,953          3,542             6,114             -            81,609
  Accounts payable                                     34,590         50,425            68,418             -           153,433
  Accrued excise taxes                                 12,244         37,033            10,961             -            60,238
  Other accrued expenses and liabilities               94,067         51,250            99,838             -           245,155
                                                  -----------   ------------   ---------------   --------------   ------------
      Total current liabilities                       262,854        142,250           190,106             -           595,210
Long-term debt, less current maturities             1,278,834         14,237               112             -         1,293,183
Deferred income taxes                                  39,022         91,963            32,161             -           163,146
Other liabilities                                         476         38,174            23,460             -            62,110
Stockholders' equity:
  Class A and Class B common stock                        939          6,434            64,867          (71,301)           939
  Additional paid-in capital                          431,216      1,220,917           436,466       (1,657,383)       431,216
  Retained earnings                                   592,279      1,176,931            56,930       (1,233,921)       592,219
  Accumulated other comprehensive
    income (loss)                                       1,600         (2,520)          (34,302)            -           (35,222)
  Treasury stock and other                            (33,416)          -                 -                -           (33,416)
                                                  -----------   ------------   ---------------   --------------   ------------
      Total stockholders' equity                      992,618      2,401,762           523,961       (2,962,605)       955,736
                                                  -----------   ------------   ---------------   --------------   ------------
  Total liabilities and
    stockholders' equity                          $ 2,573,804   $  2,688,386   $       769,800   $   (2,962,605)  $  3,069,385
                                                  ===========   ============   ===============   ==============   ============


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Condensed Consolidating Statement of Income
-------------------------------------------
for the Year Ended February 28, 2003
------------------------------------
Gross sales                                       $   817,458   $  1,989,490   $     1,145,520   $     (369,386)  $  3,583,082
  Less - excise taxes                                (148,129)      (412,022)         (291,319)            -          (851,470)
                                                  -----------   ------------   ---------------   --------------   ------------
    Net sales                                         669,329      1,577,468           854,201         (369,386)     2,731,612
Cost of product sold                                 (558,811)    (1,088,899)         (692,558)         369,371     (1,970,897)
                                                  -----------   ------------   ---------------   --------------   ------------
    Gross profit                                      110,518        488,569           161,643              (15)       760,715
Selling, general and administrative
  expenses                                           (109,576)      (146,037)          (95,380)            -          (350,993)
Restructuring charges                                    -            (4,764)             -                -            (4,764)
                                                  -----------   ------------   ---------------   --------------   ------------
    Operating income                                      942        337,768            66,263              (15)       404,958
Gain on change in fair value of
  derivative instruments                               23,129           -                 -                -            23,129
Equity in earnings of
  subsidiary/joint venture                            186,448         55,129              -            (229,341)        12,236
Interest expense, net                                  11,648       (114,051)           (2,984)            -          (105,387)
                                                  -----------   ------------   ---------------   --------------   ------------
    Income before income taxes                        222,167        278,846            63,279         (229,356)       334,936
Provision for income taxes                            (18,846)       (92,398)          (20,386)            -          (131,630)
                                                  -----------   ------------   ---------------   --------------   ------------
Net income                                        $   203,321   $    186,448   $        42,893   $     (229,356)  $    203,306
                                                  ===========   ============   ===============   ==============   ============

Condensed Consolidating Statement of Income
-------------------------------------------
for the Year Ended February 28, 2002
------------------------------------
Gross sales                                       $   832,065   $  1,954,585   $     1,032,130   $     (398,567)  $  3,420,213
  Less - excise taxes                                (147,446)      (408,532)         (257,477)            -          (813,455)
                                                  -----------   ------------   ---------------   --------------   ------------
    Net sales                                         684,619      1,546,053           774,653         (398,567)     2,606,758
Cost of product sold                                 (511,714)    (1,172,935)         (625,522)         398,573     (1,911,598)
                                                  -----------   ------------   ---------------   --------------   ------------
    Gross profit                                      172,905        373,118           149,131                6        695,160
Selling, general and administrative
  expenses                                            (90,301)      (167,521)          (94,857)            -          (352,679)
                                                  -----------   ------------   ---------------   --------------   ------------
    Operating income                                   82,604        205,597            54,274                6        342,481
Equity in earnings of
  subsidiary/joint venture                             90,620         34,488              -            (123,441)         1,667
Interest expense, net                                  (3,689)      (106,610)           (3,890)            -          (114,189)
                                                  -----------   ------------   ---------------   --------------   ------------
    Income before income taxes
      and extraordinary item                          169,535        133,475            50,384         (123,435)       229,959
Provision for income taxes                            (31,566)       (42,855)          (17,563)            -           (91,984)
                                                  -----------   ------------   ---------------   --------------   ------------
    Income before extraordinary item                  137,969         90,620            32,821         (123,435)       137,975
Extraordinary item, net of income taxes                (1,554)          -                 -                -            (1,554)
                                                  -----------   ------------   ---------------   --------------   ------------
Net income                                        $   136,415   $     90,620   $        32,821   $     (123,435)  $    136,421
                                                  ===========   ============   ===============   ==============   ============

Condensed Consolidating Statement of Income
-------------------------------------------
for the Year Ended February 28, 2001
-------------------------------------------
Gross sales                                       $   683,930   $  1,706,609   $       919,341   $     (326,251)  $  2,983,629
  Less - excise taxes                                (131,997)      (396,773)         (228,839)            -          (757,609)
                                                  -----------   ------------   ---------------   --------------   ------------
    Net sales                                         551,933      1,309,836           690,502         (326,251)     2,226,020
Cost of product sold                                 (474,913)      (955,893)         (542,548)         326,273     (1,647,081)
                                                  -----------   ------------   ---------------   --------------   ------------
    Gross profit                                       77,020        353,943           147,954               22        578,939
Selling, general and administrative
  expenses                                            (83,019)       (97,482)         (127,570)            -          (308,071)
                                                  -----------   ------------   ---------------   --------------   ------------
    Operating (loss) income                            (5,999)       256,461            20,384               22        270,868
Equity in earnings of subsidiary                      120,937         (3,825)             -            (117,112)          -
Interest expense, net                                 (27,840)       (76,076)           (4,715)            -          (108,631)
                                                  -----------   ------------   ---------------   --------------   ------------
    Income before income taxes                         87,098        176,560            15,669         (117,090)       162,237
Benefit from (provision for)
  income taxes                                         10,222        (55,623)          (19,494)            -           (64,895)
                                                  -----------   ------------   ---------------   --------------   ------------
Net income (loss)                                 $    97,320   $    120,937   $        (3,825)  $     (117,090)  $     97,342
                                                  ===========   ============   ===============   ==============   ============


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Condensed Consolidating Statement of Cash
-----------------------------------------
Flows for the Year Ended February 28, 2003
------------------------------------------
Net cash provided by operating
  activities                                      $   135,057   $     83,491   $        17,505   $         -      $    236,053

Cash flows from investing activities:
  Purchases of property, plant and
    equipment                                         (15,541)       (39,452)          (16,583)            -           (71,575)
  Payment of accrued earn-out amount                     -            (1,674)             -                -            (1,674)
  Proceeds from sale of assets                              1            409               878             -             1,288
                                                  -----------   ------------   ---------------   --------------   ------------
Net cash used in investing activities                 (15,540)       (40,716)          (15,705)            -           (71,961)
                                                  -----------   ------------   ---------------   --------------   ------------

Cash flows from financing activities:
  Principal payments of long-term debt               (141,423)        (3,458)           (6,253)            -          (151,134)
  Net repayment of notes payable                      (48,000)          -               (3,921)            -           (51,921)
  Payment of issuance costs of
    long-term debt                                        (20)          -                 -                -               (20)
  Exercise of employee stock options                   28,706           -                 -                -            28,706
  Proceeds from issuance of long-term
    debt, net of discount                                -              -               10,000             -            10,000
  Proceeds from employee stock
    purchases                                           2,885           -                 -                -             2,885
  Other                                                  -               142              (142)            -              -
                                                  -----------   ------------   ---------------   --------------   ------------
Net cash used in financing activities                (157,852)        (3,316)             (316)            -          (161,484)
                                                  -----------   ------------   ---------------   --------------   ------------

Effect of exchange rate changes on
  cash and cash investments                            38,923        (40,295)            3,613             -             2,241
                                                  -----------   ------------   ---------------   --------------   ------------

Net increase (decrease) in cash
  and cash investments                                    588           (836)            5,097             -             4,849
Cash and cash investments, beginning
  of year                                                 838          2,084             6,039             -             8,961
                                                  -----------   ------------   ---------------   --------------   ------------
Cash and cash investments, end of year            $     1,426   $      1,248   $        11,136   $         -      $     13,810
                                                  ===========   ============   ===============   ==============   ============

Condensed Consolidating Statement of Cash
-----------------------------------------
Flows for the Year Ended February 28, 2002
------------------------------------------
Net cash provided by operating
  activities                                      $   110,056   $     82,669   $        20,574   $         -      $    213,299

Cash flows from investing activities:
  Purchases of businesses, net of
    cash acquired                                    (478,574)         5,742              -                -          (472,832)
  Investment in joint venture                            -           (77,282)             -                -           (77,282)
  Purchases of property, plant and
    equipment                                         (11,544)       (43,812)          (15,792)            -           (71,148)
  Proceeds from sale of assets                           -            35,466               349             -            35,815
                                                  -----------   ------------   ---------------   --------------   ------------
Net cash used in investing activities                (490,118)       (79,886)          (15,443)            -          (585,447)
                                                  -----------   ------------   ---------------   --------------   ------------


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Cash flows from financing activities:
  Proceeds from issuance of long-term
    debt, net of discount                             250,000           -                2,539             -           252,539
  Proceeds from equity offerings,
    net of fees                                       151,479           -                 -                -           151,479
  Net proceeds from notes payable                      50,000           -                1,403             -            51,403
  Exercise of employee stock options                   45,027           -                 -                -            45,027
  Proceeds from employee stock
    purchases                                           1,986           -                 -                -             1,986
  Principal payments of long-term debt               (249,720)        (9,346)           (1,916)            -          (260,982)
  Payment of issuance costs of
    long-term debt                                     (4,537)          -                 -                -            (4,537)
                                                  -----------   ------------   ---------------   --------------   ------------
Net cash provided by (used in)
  financing activities                                244,235         (9,346)            2,026             -           236,915
                                                  -----------   ------------   ---------------   --------------   ------------

Effect of exchange rate changes on
  cash and cash investments                            (5,439)         5,408            (1,447)            -            (1,478)
                                                  -----------   ------------   ---------------   --------------   ------------

Net (decrease) increase in cash
  and cash investments                               (141,266)        (1,155)            5,710             -          (136,711)
Cash and cash investments, beginning
  of year                                             142,104          3,239               329             -           145,672
                                                  -----------   ------------   ---------------   --------------   ------------
Cash and cash investments, end of year            $       838   $      2,084   $         6,039   $         -      $      8,961
                                                  ===========   ============   ===============   ==============   ============

Condensed Consolidating Statement of Cash
-----------------------------------------
Flows for the Year Ended February 28, 2001
------------------------------------------
Net cash provided by (used in)
  operating activities                            $    92,765   $     20,479   $        (9,469)  $         -      $    103,775

Cash flows from investing activities:
  Purchases of property, plant and
    equipment                                          (5,609)       (42,771)          (19,837)            -           (68,217)
  Purchases of businesses, net of
    cash acquired                                        -              -               (4,459)            -            (4,459)
  Other                                                   120            930               959             -             2,009
                                                  -----------   ------------   ---------------   --------------   ------------
Net cash used in investing activities                  (5,489)       (41,841)          (23,337)            -           (70,667)
                                                  -----------   ------------   ---------------   --------------   ------------

Cash flows from financing activities:
  Proceeds from issuance of long-term
    debt                                              319,400           -                 -                -           319,400
  Exercise of employee stock options                   13,806           -                 -                -            13,806
  Proceeds from employee stock
    purchases                                           1,547           -                 -                -             1,547
  Principal payments of long-term debt               (220,888)           639            (1,659)            -          (221,908)
  Net repayments of notes payable                     (26,800)          (704)            3,889             -           (23,615)
  Payment of issuance costs of
    long-term debt                                     (5,794)          -                 -                -            (5,794)
                                                  -----------   ------------   ---------------   --------------   ------------
Net cash provided by (used in)
  financing activities                                 81,271            (65)            2,230             -            83,436
                                                  -----------   ------------   ---------------   --------------   ------------

Effect of exchange rate changes on
  cash and cash investments                           (26,443)        24,435            (3,172)            -            (5,180)
                                                  -----------   ------------   ---------------   --------------   ------------


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Net increase (decrease) in cash
  and cash investments                                142,104          3,008           (33,748)            -           111,364
Cash and cash investments, beginning
  of year                                                -               231            34,077             -            34,308
                                                  -----------   ------------   ---------------   --------------   ------------
Cash and cash investments, end of year            $   142,104   $      3,239   $           329   $         -      $    145,672
                                                  ===========   ============   ===============   ==============   ============

21.  BUSINESS SEGMENT INFORMATION:

     As a result of the Hardy Acquisition (see Note 23), the Company has changed the structure of its internal organization to consist of two business divisions, Constellation Wines and Constellation Beers and Spirits. Separate division chief executives report directly to the Company's chief operating officer. Consequently, the Company now reports its operating results in three segments:
Constellation Wines (branded wine, and U.K. wholesale and other), Constellation Beers and Spirits (imported beers and distilled spirits) and Corporate Operations and Other (primarily corporate related items and other). The new business segments reflect how the Company's operations are now being managed, how operating performance within the Company is now being evaluated by senior management and the structure of its internal financial reporting. In addition, the Company changed its definition of operating income for segment purposes to exclude restructuring and related charges and unusual costs that affect comparability. Accordingly, the financial information for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, has been restated to conform to the new segment presentation. For the year ended February 28, 2003, restructuring and related charges and unusual costs consist of an asset impairment charge of $4.8 million recorded in connection with the Company's realignment of its business operations within the Constellation Wines segment. The Company evaluates performance based on operating income of the respective business units. The accounting policies of the segments are the same as those described for the Company in the Summary of Significant Accounting Policies in
Note 1 and include the accounting changes described in Note 2. Transactions between segments consist mainly of sales of products and are accounted for at cost plus an applicable margin.


     Segment information is as follows:


                                            For the Years Ended February 28,
                                       ------------------------------------------
                                           2003           2002           2001
                                       ------------   ------------   ------------
(in thousands)
Constellation Wines:
-------------------
Net sales:
  Branded wine                         $    983,505   $    963,514   $    748,473
  Wholesale and other                       689,794        641.589        580,781
                                       ------------   ------------   ------------
Net sales                              $  1.673,299   $  1,605,103   $  1,329,254
Segment operating income               $    224,556   $    191,227   $    123,779
Equity in earnings of joint venture    $     12,236   $      1,667   $       -
Long-lived assets                      $    509,598   $    492,252   $    467,669
Investment in joint venture            $    123,064   $    110,520   $       -
Total assets                           $  2,429,890   $  2,323,295   $  1,628,430
Capital expenditures                   $     57,551   $     58,616   $     61,385
Depreciation and amortization          $     46,167   $     63,043   $     50,841


                                          For the Years Ended February 28,
                                     ------------------------------------------
                                         2003           2002           2001
                                     ------------   ------------   ------------
(in thousands)
Constellation Beers and Spirits:
-------------------------------
Net sales:
  Imported beers                     $    776,006   $    726,953   $    633,833
  Spirits                                 282,307        274,702        262,933
                                     ------------   ------------   ------------
Net sales                            $  1,058,313   $  1,001,655   $    896,766
Segment operating income             $    217,963   $    178,805   $    167,680
Long-lived assets                    $     79,757   $     78,516   $     76,777
Total assets                         $    700,545   $    711,484   $    724,511
Capital expenditures                 $      8,722   $      8,350   $      6,589
Depreciation and amortization        $      9,732   $     17,940   $     16,069

Corporate Operations and Other:
------------------------------
Net sales                            $       -      $       -      $       -
Segment operating loss               $    (32,797)  $    (27,551)  $    (20,591)
Long-lived assets                    $     13,114   $      7,996   $      4,168
Total assets                         $     65,895   $     34,606   $    159,228
Capital expenditures                 $      5,302   $      4,182   $        243
Depreciation and amortization        $      4,190   $      4,421   $      3,473

Restructuring and Related
  Charges and Unusual Costs:
---------------------------
Operating loss                       $     (4,764)  $       -      $       -

Consolidated:
------------
Net sales                            $  2,731,612   $  2,606,758   $  2,226,020
Operating income                     $    404,958   $    342,481   $    270,868
Equity in earnings of joint venture  $     12,236   $      1,667   $       -
Long-lived assets                    $    602,469   $    578,764   $    548,614
Investment in joint venture          $    123,064   $    110,520   $       -
Total assets                         $  3,196,330   $  3,069,385   $  2,512,169
Capital expenditures                 $     71,575   $     71,148   $     68,217
Depreciation and amortization        $     60,089   $     85,404   $     70,383

     The Company's areas of operations are principally in the United States. Operations outside the United States are primarily in the United Kingdom and are included within the Constellation Wines segment. Net sales from the Company's U.K. business were $789.6 million, $719.3 million and $629.8 million for the years ended February 28, 2003, February 28, 2002, and February 28, 2001, respectively. Long-lived assets held by the Company's U.K. business were $148.5 million, $138.1 million, and $145.8 million as of February 28, 2003, February 28, 2002, and February 28, 2001, respectively. No other single foreign country or geographic area is significant to the consolidated operations.

22.  ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED:

     In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143 ("SFAS No. 143"), "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. As required, the Company adopted SFAS No. 143 on March 1, 2003. The adoption of SFAS No. 143 did not have a material impact on the Company's financial statements.

     In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds Statement of Financial Accounting Standards No. 4 ("SFAS No. 4"), "Reporting Gains and Losses from Extinguishment of Debt," Statement of Financial Accounting Standards No. 44, "Accounting for Intangible Assets of Motor Carriers," and Statement of Financial Accounting Standards No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." In addition, SFAS No. 145 amends Statement of Financial Accounting Standards No. 13, "Accounting for Leases," to eliminate an inconsistency between required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Lastly, SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company is required to adopt the provisions related to the rescission of SFAS No. 4 for fiscal years beginning March 1, 2003. All other provisions of SFAS No. 145 are effective for fiscal years beginning March 1, 2002. The adoption of the applicable provisions of SFAS No. 145 did not have a material impact on the Company's financial statements. The adoption of the provisions rescinding SFAS No. 4 provisions will result in a reclassification of the extraordinary loss related to the extinguishment of debt recorded in the fourth quarter of Fiscal 2002 ($1.6 million, net of income taxes), by increasing selling, general and administrative expenses ($2.6 million) and decreasing the provision for income taxes ($1.0 million).

     In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 00-21 ("EITF No. 00-21"), "Revenue Arrangements with Multiple Deliverables." EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. EITF No. 00-21 also addresses how arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. The Company is required to adopt EITF No. 00-21 for all revenue arrangements entered into beginning August 1, 2003. The Company is currently assessing the financial impact of EITF No. 00-21 on its financial statements.

     In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS No. 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Lastly, SFAS No. 148 amends Accounting Principles Board Opinion No. 28 ("APB Opinion No. 28"), "Interim Financial Reporting," to require disclosure about those effects in interim financial information. The Company has adopted the disclosure provisions of SFAS No. 148 for the fiscal year ended February 28, 2003. The Company is required to adopt the amendment to APB Opinion No. 28 for financial reports containing condensed financial statements for interim periods beginning March 1, 2003.

     In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51." FIN No. 46 requires all variable interest entities to be consolidated by the primary beneficiary. The primary beneficiary is the entity that holds the majority of the beneficial interests in the variable interest entity. In addition, the interpretation expands disclosure requirements for both variable interest entities that are consolidated as well as variable interest entities from which the entity is the holder of a significant amount of the beneficial interests, but not the majority. Since the Company has no transactions with variable interest entities, the Company does not expect the adoption of FIN No. 46 in its entirety to have a significant impact on the Company's financial statements.

     In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS No. 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and hedging relationships designated after June 30, 2003, except for those provisions of SFAS No. 149 which relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003. For these issues, the provisions that are currently in effect should continue to be applied in accordance with their respective effective dates. In addition, certain provisions of SFAS No. 149, which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company is currently assessing the financial impact of SFAS No. 149 on its financial statements.

23.  SUBSEQUENT EVENTS

     On March 27, 2003, the Company acquired control of BRL Hardy Limited, now known as Hardy Wine Company Limited ("Hardy"), and on April 9, 2003, the Company completed its acquisition of all of Hardy's outstanding capital stock (the "Hardy Acquisition"). Hardy is Australia's largest wine producer with interests in wineries and vineyards in most of Australia's major wine regions as well as New Zealand, France and the United States. In addition, Hardy has significant marketing and sales operations in the United Kingdom. This acquisition supports the Company's strategy of driving long-term growth and positions the Company to capitalize on the growth opportunities in "new world" wine markets. As a result of the Hardy Acquisition, the Company also acquired the remaining 50% ownership of PWP, the joint venture the Company established with Hardy in July 2001. Total consideration paid in cash and Class A Common Stock to the Hardy shareholders was $1,137.4 million. Additionally, the Company expects to incur direct acquisition costs of $20.0 million. The acquisition date for accounting purposes is March 27, 2003. The Company expects to record an approximate $2 million reduction in the purchase price to reflect imputed interest between the accounting acquisition date and the final payment of consideration. The cash portion of the purchase price ($1,060.2 million) was financed with $660.2 million of borrowings under the Company's 2003 Credit Agreement (as defined below) and $400.0 million of borrowings under the Company's Bridge Agreement (as defined below). Additionally, the Company issued 3,288,913 shares of the Company's Class A Common Stock, which were valued at $77.2 million based on the simple average of the closing market price of the Company's Class A Common Stock beginning two days before and ending two days after April 4, 2003, the day the Hardy shareholders elected the form of consideration they wished to receive. In accordance with the purchase method of accounting, the acquired net assets are recorded at fair value at the date of acquisition. The results of operations of the Hardy business will be included in the Consolidated Statements of Income beginning on the date of acquisition. The purchase price allocation, including the third-party appraisal, is in progress.

     In connection with the Hardy Acquisition, on January 16, 2003, the Company, the U.S. subsidiaries of the Company (excluding certain inactive subsidiaries) and Canandaigua Limited ("Guarantors"), JPMorgan Chase Bank, as a lender and administrative agent (the "Administrative Agent"), and certain other lenders (such other lenders, together with the Administrative Agent, are collectively referred to herein as the "Lenders") entered into a new credit agreement, which was subsequently amended and restated on March 19, 2003 (the "2003 Credit Agreement"). The 2003 Credit Agreement provides for aggregate credit facilities of $1.6 billion consisting of a $400.0 million Tranche A Term Loan facility due in February 2008, an $800.0 million Tranche B Term Loan facility due in November 2008 and a $400.0 million Revolving Credit facility (including an Australian Dollar revolving sub-facility of up to A$10.0 million and a sub-facility for letters of credit of up to $40.0 million) which expires on the fifth anniversary of the first date on which the Lenders' obligation to make loans under the 2003 Credit Agreement commences.

     The required annual repayments of the Tranche A Term Loan facility is $40.0 million in Fiscal 2004 and increases by $20.0 million each year through Fiscal 2008. The required annual repayments of the Tranche B Term Loan, which is backend loaded, is $10.0 million in Fiscal 2004 and increases to $400.0 million in Fiscal 2009.

     The rate of interest payable, at the Company's option, is a function of LIBOR plus a margin, the federal funds rate plus a margin, or the prime rate plus a margin. The margin is adjustable based upon the Company's Debt Ratio (as defined in the 2003 Credit Agreement) and, with respect to LIBOR borrowings, ranges between 1.75% and 2.75%. The initial LIBOR margin for the Revolving Credit facility and the Tranche A Term Loan facility is 2.25%, while the initial LIBOR margin on the Tranche B Term Loan facility is 2.75%.

     The Company's obligations are guaranteed by the Guarantors and the Company has pledged collateral of (i) 100% of the capital stock of all of the Company's U.S. subsidiaries and (ii) 65% of the voting capital stock of Canandaigua Limited, Matthew Clark plc, Hardy, Constellation Australia Pty Limited and certain other foreign subsidiaries of the Company. In addition, under certain circumstances, the Company and the Guarantors are required to pledge certain of their assets consisting of, among other things, inventory, accounts receivable and trademarks to secure the obligations under the 2003 Credit Agreement.

     The Company and its subsidiaries are subject to customary lending covenants including those restricting additional liens, the incurrence of additional indebtedness, the sale of assets, the payment of dividends, transactions with affiliates and the making of certain investments, in each case subject to baskets, exceptions and thresholds. The primary financial covenants require the maintenance of a debt coverage ratio, a senior debt coverage ratio, a fixed charges ratio and an interest coverage ratio.

     On January 16, 2003, the Company, the Guarantors, JPMorgan Chase Bank, as a lender and Administrative Agent, and certain other lenders (such other lenders, together with the Administrative Agent, are collectively referred to herein as the "Bridge Lenders") entered into a bridge loan agreement which was amended and restated as of March 26, 2003, containing commitments of the Bridge Lenders to make bridge loans (the "Bridge Loans") of up to, in the aggregate, $450.0 million (the "Bridge Agreement"). The Bridge Loans are due on the first anniversary of the date of the funding of the Bridge Loans ("Bridge Loan Maturity Date"). The rate of interest payable on the Bridge Loans is equal to LIBOR plus a margin. The initial margin on the Bridge Loans is 3.75%.

     If the Bridge Loans are not repaid on the Bridge Loan Maturity Date, the Bridge Lenders have committed to make certain term loans in an amount corresponding to the then-outstanding amount of the Bridge Loans ("Term Loans"). The Term Loans are due on the seventh anniversary of the date on which the Bridge Loans are funded ("Term Loan Maturity Date"). The rate of interest payable on the Term Loans is equal to LIBOR plus a margin. If the Term Loans are not repaid on the date that is three months after the Bridge Loan Maturity Date, then the margin will increase on a quarterly basis thereafter until the Term Loans are refinanced, exchanged or otherwise repaid in full. The rate of interest payable on any of the Bridge Loans or the Term Loans is capped at 11.50% ("Rate Cap").

     The Lenders have the right to exchange on or after the Bridge Loan Maturity Date all or a portion of their respective Bridge Loans or Term Loans for notes ("Exchange Notes") that will be issued pursuant to an indenture to be entered into among the Company, as issuer, certain subsidiaries of the Company, as guarantors, and an indenture trustee on behalf of the holders of the Exchange Notes. The Exchange Notes indenture will be in a form to be agreed between the Company and the Administrative Agent and will contain terms and a final maturity date that are substantially consistent with the terms and the maturity date of the Term Loans. The Exchange Notes will bear interest at a fixed rate as determined by the exchanging holder that will not exceed the Rate Cap.

     The Guarantors have guaranteed the Company's obligations under the Bridge Agreement.

     The Company and the Guarantors have made certain representations and warranties in the Bridge Agreement which are substantially the same as the representations and warranties in the 2003 Credit Agreement. The Bridge Agreement also contains covenants and events of default that are similar to the covenants and events of default in the indentures pursuant to which the Company issued its senior notes and senior subordinated notes.

     The Company used the proceeds of the Tranche A Term Loan facility, the Tranche B Term Loan facility and a portion of the Revolving Credit facility under the 2003 Credit Agreement to payoff its obligations under the 2000 Credit Agreement, to fund a portion of the cash required to pay the Hardy shareholders and to pay indebtedness outstanding under certain of Hardy's credit facilities. The Company also used $400.0 million of the Bridge Loans to fund the remaining portion of the cash required to pay the former Hardy shareholders.

24.  SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

     A summary of selected quarterly financial information is as follows:


                                                                    QUARTER ENDED
                                             ------------------------------------------------------
                                               May 31,     August 31,   November 30,   February 28,
             Fiscal 2003                        2002          2002          2002           2003        Full Year
-------------------------------------        -----------   ----------   ------------   ------------   -----------
(in thousands, except per share data)
Net sales                                    $   650,393   $  689,806   $    738,379   $    653,034   $ 2,731,612
Gross profit                                 $   176,726   $  193,262   $    213,494   $    177,233   $   760,715
Net income                                   $    37,369   $   49,572   $     64,344   $     52,021   $   203,306
Earnings per common share (1):
  Basic                                      $      0.42   $     0.55   $       0.71   $       0.57   $      2.26
                                             ===========   ==========   ============   ============   ===========
  Diluted                                    $      0.40   $     0.53   $       0.69   $       0.56   $      2.19
                                             ===========   ==========   ============   ============   ===========


                                                                    QUARTER ENDED
                                             ------------------------------------------------------
                                               May 31,     August 31,   November 30,   February 28,
             Fiscal 2002                        2001          2001          2001           2002        Full Year
-------------------------------------        -----------   ----------   ------------   ------------   -----------
(in thousands, except per share data)
Net sales (2)                                $   598,432   $  689,127   $    701,854   $    617,345   $ 2,606,758
Gross profit (2)                             $   155,890   $  183,285   $    193,114   $    162,871   $   695,160
Income before extraordinary item             $    23,843   $   35,934   $     49,643   $     28,555   $   137,975
Extraordinary item, net of income taxes (3)  $      -      $     -      $       -      $     (1,554)  $    (1,554)
Net income                                   $    23,843   $   35,934   $     49,643   $     27,001   $   136,421
Earnings per common share (1):
  Basic:
  Income before extraordinary item           $      0.29   $     0.42   $       0.57   $       0.33   $      1.62
  Extraordinary item, net of income taxes           -            -              -             (0.02)        (0.02)
                                             -----------   ----------   ------------   ------------   -----------
  Earnings per common share - basic          $      0.29   $     0.42   $       0.57   $       0.31   $      1.60
                                             ===========   ==========   ============   ============   ===========

  Diluted:
  Income before extraordinary item           $      0.28   $     0.41   $       0.55   $       0.32   $      1.57
  Extraordinary item, net of income taxes           -            -              -             (0.02)        (0.02)
                                             -----------   ----------   ------------   ------------   -----------
  Earnings per common share - diluted        $      0.28   $     0.41   $       0.55   $       0.30   $      1.55
                                             ===========   ==========   ============   ============   ===========

(1) The sum of the quarterly earnings per common share in Fiscal 2003 and Fiscal 2002 may not equal the total computed for the respective years as the earnings per common share are computed independently for each of the quarters presented and for the full year.

(2) Net sales and gross profit have been restated to reflect the adoption of EITF 01-09. See Note 2 to the consolidated financial statements. Net sales by quarter before the adoption of EITF 01-09 were $642.1 million, $740.8 million, $764.1 million and $673.5 million, respectively. Gross profit by quarter before the adoption of EITF 01-09 were $202.0 million, $237.7 million, $258.4 million and $221.0 million, respectively. Net income was not affected by this adoption.

(3) Represents the write-off of capitalized fees related to the extinguishment of the Company's 8 3/4% Senior Subordinated Notes.